As filed with the Securities and Exchange Commission on July 6, 2026.

Registration No. 333-289203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marex Group Limited

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

155 Bishopsgate	140 East 45th Street, 10th Floor
London EC2M 3TQ United Kingdom +44 2076 556000	New York, New York 10017 (212) 618-2800

(Address and telephone number of Registrant’s principal executive offices)

Marex Capital Markets Inc.

140 East 45th Street, 10th Floor

New York, New York 10017

(Name, address and telephone number of agent for service)

Copies to:

Anna T. Pinedo Ryan Castillo Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020 (212) 506-2275

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form F-3 (the “Registration Statement”), File No. 333-289203, of Marex Group plc, a public limited company incorporated in England and Wales (“Old Marex” or “Old Registrant”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 4, 2025 and became effective on August 4, 2025.

This Amendment is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), by Marex Group Limited, an exempted company limited by shares incorporated in Bermuda (“New Marex” or the “Registrant”), as the successor issuer to Old Marex. Such succession occurred following the effectiveness on July 1, 2026, of a statutory scheme of arrangement under Part 26 of the Companies Act 2006 approved by the English courts (the “Scheme”) and the completion of the agreement and plan of reorganization between New Marex and Old Marex on July 6, 2026 (collectively, the “Reorganization”). The Reorganization follows the previously announced plan by the Marex group to redomicile its group parent company to Bermuda from England and Wales (the “Redomiciliation”) and to reorganize its group subsidiaries into four regional sub-groups covering the U.K., U.S., Europe, the Middle East and Africa (“EMEA”) and Rest of World.

Upon effectiveness of the Scheme, each holder of ordinary shares in Old Marex received ordinary shares in New Marex on a one-for-one basis, and Old Marex became a wholly-owned subsidiary of New Marex, thereby completing the Redomiciliation.

Old Marex subsequently changed its name from Marex Group plc to Marex UK Holdings Limited and converted from a public limited company into a private limited company incorporated in England and Wales, effective July 2, 2026.

In connection with the Reorganization and pursuant to Rule 414 of the Securities Act, upon the effectiveness of this Amendment, New Marex will succeed to and be substituted for Old Marex, for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the purposes of this Amendment and the Registration Statement, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to Old Marex and its subsidiaries with respect to the period prior to the date hereof, and to the Registrant and its subsidiaries with respect to the period on and after the date hereof.

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Registrant hereby expressly adopts the Registration Statement, including the prospectus contained in Part I thereof, as its own registration statement (except as specifically amended by this Post-Effective Amendment) for all purposes of the Securities Act and the Exchange Act. The information contained in this Amendment sets forth additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep the Registration Statement from being misleading in any material respect. Other than certain updates related to the passage of time, no other changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. This Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act. No additional securities are being registered under this Amendment.

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The prospectus contained herein relates to both of the following:

•	The initial offering of debt securities of Marex Group Limited on a continuous or delayed basis; and

•	market-making transactions that may occur on a continuous or delayed basis in the debt securities after they are initially offered and sold.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

PROSPECTUS

Marex Group Limited

Senior Debt Securities

Marex Group Limited may from time to time offer and issue senior debt securities through this prospectus (the “debt securities” or “securities”). We will provide the specific terms of the debt securities that we are offering in one or more supplements to this prospectus (including any prospectus supplement, product supplement and/or pricing supplement, as applicable, collectively, the “prospectus supplement”). The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement thereto carefully before you invest. This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MRX.” The debt securities that we may offer using this prospectus may be listed or quoted on a securities exchange or quotation system, as specified in the applicable prospectus supplement.

The debt securities are not bank deposits and are not insured or guaranteed by the Bermuda Deposit Insurance Corporation, the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

Investing in the debt securities described herein involves a number of risks. See “Risk Factors” beginning on page 8 of this prospectus to read about certain risk factors you should consider before investing in the securities.

Prospective investors should be aware that the acquisition of the debt securities described herein may have tax consequences both in the United States and in the United Kingdom. Such consequences for investors who are resident in, or citizens of, the United Kingdom or the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that we are incorporated and currently existing under the laws of Bermuda, that certain of our directors and officers reside outside of the United States, and most of the assets of our non-U.S. subsidiaries are located outside of the United States.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these debt securities. In addition, Marex Group Limited, our affiliate Marex Capital Markets Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these debt securities after their initial sale. See “Plan of Distribution (Conflict of Interest).” Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Prospectus dated July 6, 2026

Neither we nor any underwriter, dealer or agent has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we have prepared, and neither we nor any underwriter, dealer or agent take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We, the underwriters, dealers and agents are offering to sell debt securities and seeking offers to purchase debt securities only in the United States and certain other jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of debt securities. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

For investors outside the United States: neither we nor the underwriters, dealers or agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the debt securities and the distribution of this prospectus outside the United States.

Prohibition of Sales to EEA Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” the debt securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document

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required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debt securities or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the debt securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of debt securities in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of debt securities. Accordingly, any person making or intending to make an offer in the EEA of debt securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those debt securities may only do so in circumstances in which no obligation arises for us or any of the underwriters, dealers or agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or prospectus supplement pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters, dealers or agents have authorized, nor do we or any of the underwriters, dealers or agents authorize, the making of any offer of the debt securities in circumstances in which an obligation arises for us or the underwriters, dealers or agents to publish a prospectus for such offer. Neither we nor the underwriters, dealers or agents have authorized, nor do we authorize, the making of any offer of debt securities through any financial intermediary, other than offers made by the underwriters, dealers or agents which constitute the final placement of the debt securities contemplated in this prospectus.

Where the applicable prospectus supplement includes a section entitled “MiFID II product governance,” it will outline the target market assessment in respect of the debt securities and which channels for distribution of the debt securities are appropriate. Any person subsequently offering, selling or recommending the debt securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the debt securities (by either adopting or refining the target market assessment made in respect of such debt securities) and determining appropriate distribution channels.

For the purposes of the Markets in Financial Instruments Directive product governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), a determination will be made in relation to each issue of debt securities about whether any underwriter, dealer or agent subscribing for any such debt securities is a manufacturer in respect of such debt securities, but otherwise none of the underwriters, dealers or agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

Prohibition of Sales to UK Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” the debt securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”).

Consequently, no disclosure document required by the Product Disclosure Sourcebook of the UK Financial Conduct Authority (the “DISC”) for offering, selling or distributing the Notes or otherwise making such Notes available to retail investors in the UK has been prepared and, therefore, offering, selling or distributing the Notes or otherwise making such Notes available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

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This prospectus has been prepared on the basis that any offer of debt securities in the UK will be made pursuant to an exception from the prohibition on offers to the public under Part 1 of Schedule 1 to the POATRs. Accordingly, any person making or intending to make an offer in the UK of debt securities which are the subject of this prospectus as completed by the applicable prospectus supplement in relation to the offer of those debt securities may only do so pursuant to an exception from the prohibition on offers to the public under Part 1 of Schedule 1 to the POATRs in relation to such offer. Neither we nor any of the underwriters, dealers or agents have authorized, nor do we or any of the underwriters, dealers or agents authorize, the making of any offer of the debt securities in circumstances that do not fall within an exception from the prohibition on offers to the public under Part 1 of Schedule 1 to the POATRs. Neither we nor the underwriters, dealers or agents have authorized, nor do we authorize, the making of any offer of debt securities through any financial intermediary, other than offers made by the underwriters, dealers or agents which constitute the final placement of the debt securities contemplated in this prospectus.

Where the applicable prospectus supplement includes a section entitled “UK MiFIR product governance,” it will outline the target market assessment in respect of the debt securities and which channels for distribution of the debt securities are appropriate. A distributor should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the debt securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of debt securities about whether, for the purpose of the UK MiFIR Product Governance Rules, any underwriter, dealer or agent subscribing for any debt securities is a manufacturer in respect of such debt securities, but otherwise neither the underwriters, dealers or agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any debt securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this process, we may sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer and sell debt securities, we will provide one or more supplements to this prospectus that will contain specific information about the terms of the debt securities. Such supplement, which we refer to in this prospectus as the “applicable prospectus supplement” or “prospectus supplement,” may include any prospectus supplement, product supplement, underlying supplement, pricing supplement or any other supplements to the prospectus. Any such prospectus supplement may include a discussion of any additional risk factors or other special considerations that apply to those debt securities and may also add to, update or change the information in this prospectus. The applicable prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a debt security.

If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the most recent applicable prospectus. To the extent information contained in this prospectus differs or varies from the information contained in a document incorporated by reference into this prospectus, you should rely on the information in the more recent document. You should read both this prospectus and the applicable prospectus supplement related to any offering, as well as the additional information described under the heading “Where You Can Find More Information.”

Except where the context otherwise requires or where otherwise indicated, the terms “Marex,” the “Company,” the “Group,” “we,” “us,” “our,” “our company” and “our business,” when used with respect to the period prior to the date hereof refer to Marex Group plc, together with its consolidated subsidiaries as a consolidated entity, and when used with respect to the period on or after the date hereof, refer to Marex Group Limited, together with its consolidated subsidiaries as a consolidated entity. As used herein, the terms “Old Marex” refers to Marex Group plc and “New Marex” refers to Marex Group Limited.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We report under the IFRS® Accounting Standards (“IFRS Accounting Standards”) as issued by the International Accounting Standards Board (the “IASB”). The financial information included or incorporated by reference in this prospectus has been prepared in accordance with IFRS Accounting Standards, as issued by the IASB, which differ in certain significant respects from accounting principles generally accepted in the United States (“U.S. GAAP”). This prospectus does not include a reconciliation from IFRS Accounting Standards to U.S. GAAP.

Our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, together with the audit report thereon, are incorporated by reference in, and form part of, this prospectus.

We present our consolidated financial statements in U.S. dollars. All references in this prospectus to “dollar,” “USD” or “$” mean U.S. dollars, all references to “£,” “GBP” or “Pounds Sterling” mean British pounds sterling and all references to “Euro” or “€” mean the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein and therein, may contain forward-looking statements. All such statements are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements relate to our current expectations and views of future events. They relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Statements regarding our future results of operations and financial position, growth strategy and plans, completion of acquisitions and objectives of management for future operations, are forward-looking statements.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025 as filed with the SEC on March 25, 2026 (the “2025 Annual Report on Form 20-F”), which is incorporated by reference into this prospectus, and the following:

•	subdued commodity market activity or pricing levels;

•	the effects of geopolitical events, terrorism and wars, such as the effect of military conflicts, on market volatility, global macroeconomic conditions and commodity prices;

•	risks related to the Reorganization, including our ability to realize the expected benefits from the Reorganization;

•	changes in interest rate levels or tariffs;

•	the risk of our clients and their related financial institutions defaulting on their obligations to us;

•	regulatory, reputational and financial risks as a result of our international operations;

•	software or systems failure, loss or disruption of data or data security failures;

•	risks associated with the use of artificial intelligence;

•	an inability to adequately hedge our positions and limitations on our ability to modify contracts and the contractual protections that may be available to us in OTC derivatives transactions;

•	market volatility, reputational risk and regulatory uncertainty related to commodity markets, equities, fixed income, foreign exchange and cryptocurrency;

•	the impact of climate change and the transition to a lower carbon economy on supply chains and the size of the market for certain of our energy products;

•	the impact of changes in judgments, estimates and assumptions made by management in the application of our accounting policies on our reported financial condition and results of operations;

•	lack of sufficient financial liquidity;

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if we fail to comply with applicable law and regulation, we may be subject to enforcement or other action, forced to cease providing certain services or obliged to change the scope or nature of our operations;

•	significant costs, including adverse impacts on our business, financial condition and results of operations, and expenses associated with compliance with relevant regulations;

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if we fail to remediate the material weaknesses we identified in our internal control over financial reporting or prevent the occurrence of material weaknesses in the future, the accuracy and timing of our financial statements may be impacted, which could result in material misstatements in our financial statements or failure to meet our reporting obligations and subject us to potential delisting, regulatory investigations or civil or criminal sanctions;

•	short seller activity and securities litigation; and

•	other risks discussed under the caption “Risk Factors” in our 2025 Annual Report on Form 20-F or as updated by any of our subsequent reports filed with the SEC.

The forward-looking statements made in this prospectus, any applicable prospectus supplement and any document incorporated by reference herein or therein, relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

You should read this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein and the documents that we reference therein and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

We qualify all of our forward-looking statements by these cautionary statements.

For additional information, see “Risk Factors” in this prospectus as well as the factors set forth under the “Risk Factors” section in any accompanying prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our 2025 Annual Report on Form 20-F, as such discussion may be amended or updated by other reports filed by us with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 relating to the debt securities covered by this prospectus. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us or the debt securities we are offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and accordingly, file annual reports and other information with the SEC, including our annual reports on Form 20-F and reports on Form 6-K. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports and other information regarding issuers, like us, that file electronically with the SEC. We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.marex.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information in certain documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the document listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the debt securities under this prospectus, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

•	our 2025 Annual Report on Form 20-F; and

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Our Current Reports on Form 6-K filed with the SEC on March  26, 2026 (excluding Exhibit 99.1), April  10, 2026 (Exhibit 99.3 only), April  21, 2026, May  19, 2026 (excluding Exhibit 99.1), May  22, 2026, June  8, 2026, June  18, 2026, June 26, 2026 and July 1, 2026 (excluding Exhibit 99.5).

To the extent expressly stated therein, our reports on Form 6-K furnished by us after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at: Marex Group Limited, 155 Bishopsgate, London EC2M 3TQ United Kingdom, Attention: Group Company Secretarial Department, Telephone: +44 2076 556000.

Each document incorporated by reference is current only as of the date of such document. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, board of directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

RECENT DEVELOPMENTS

Dividend Payment

On June 3, 2026, we paid a dividend of $0.16 per share to our shareholders of record at the close of business on May 18, 2026.

Recent Acquisitions

On June 1, 2026, we announced that we had acquired Levmet, a liquidity provider in physical and derivatives markets across base metals, ferrous metals, energy and power.

Redomiciliation and Reorganization

On March 26, 2026, Old Marex announced details of its proposal to redomicile its group parent holding company to Bermuda from England and Wales and to reorganize its group subsidiaries into four regional sub-groups covering the U.K., U.S., EMEA and Rest of World to simplify its corporate structure and regulatory framework and reduce administrative burdens. Old Marex announced that the Redomiciliation was to be effected pursuant to an English-law scheme of arrangement under Part 26 of the Companies Act 2006 and would be subject to approval by Old Marex’s shareholders, the High Court of Justice of England and Wales (the “Court”), and Marex group’s global regulators.

On May 21, 2026, shareholders of Old Marex voted in favor of the proposals at two shareholders meetings and, on June 26, 2026, Old Marex received approval from the Court of the Scheme. Following Old Marex’s receipt of all necessary regulatory approvals, on July 1, 2026, the Scheme became effective. Upon effectiveness of the Scheme, each holder of ordinary shares in Old Marex received ordinary shares in New Marex on a one-for-one basis and Old Marex became a wholly-owned subsidiary of New Marex, thereby completing the Redomiciliation. Old Marex subsequently changed its name from Marex Group plc to Marex UK Holdings Limited and converted from a public limited company into a private limited company incorporated in England and Wales, effective July 2, 2026.

On July 6, 2026, the agreement and plan of reorganization between New Marex and Old Marex was completed. In addition, on the same date, New Marex entered into supplemental indentures with Old Marex and the respective trustee governing Old Marex’s SEC-registered indentures and notes, and accordingly, New Marex succeeded to, and was substituted for, Old Marex, as issuer and obligor under such SEC-registered indentures and notes.

For more information, see Marex Group plc’s Scheme Circular and Related Notices of Court Meeting and General Meeting, dated April 10, 2026 (the “Circular”), attached as Exhibit 99.3 to the Form 6-K filed by Marex Group plc on April 10, 2026, which Circular is incorporated by reference in this prospectus.

MAREX

Marex provides market access, infrastructure services and essential liquidity to clients across global commodity and financial markets. We provide comprehensive breadth and depth of coverage across four services—Clearing, Agency and Execution, Market Making and Hedging and Investment Solutions—and have a leading franchise in many major metals, energy and agricultural products, with access to more than 60 exchanges. We have over 3,400 active clients, including some of the largest commodity producers, consumers and traders, banks, hedge funds and asset managers.

Our principal executive offices are in New York and London, and we operate across Europe, the Americas, the Middle East and APAC regions with more than 50 offices worldwide and over 3,000 employees as of December 31, 2025. Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MRX.”

Our registered office address in Bermuda is c/o Compass Administration Services, Ltd., Crawford House, 50 Cedar Avenue, Hamilton, HM11 Bermuda.

RISK FACTORS

Investing in our debt securities involves risk. In addition to the risks described below, please see the “Risk Factors” section in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, as well as similar sections in our subsequent filings incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, including information contained in our filings with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of debt securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of debt securities we are offering under that prospectus supplement.

Risks Relating to Our Debt Securities

In General

The debt securities are subject to our credit risk.

Marex may partially or wholly fail to meet its obligations under the debt securities. Investors should therefore take the creditworthiness of Marex and its subsidiaries into account in their investment decision. Credit risk means the risk of insolvency or illiquidity of an issuer, i.e. a potential, temporary or final inability to fulfil their interest and repayment obligations on time. An increased insolvency risk is typical of issuers that have a low creditworthiness. The payment of any amount due on the debt securities is subject to the credit risk of Marex. The debt securities are unsecured debt obligations of Marex, and are not, either directly or indirectly, an obligation of any third party. Investors are dependent on Marex’s ability to pay all amounts due on the debt securities, and therefore investors are subject to the credit risk of Marex and to changes in the market’s view of its creditworthiness.

The debt securities are not bank deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation, the Bermuda Deposit Insurance Corporation, the UK Financial Services Compensation Scheme or any other government or governmental or private agency or deposit protection scheme in any jurisdiction. Investors are dependent on Marex’s ability to pay all amounts due on the debt securities, and therefore investors are subject to Marex’s credit risk and to changes in the market’s view of Marex’s creditworthiness. The payment of any amount due on the debt securities is not guaranteed by any entity.

The debt securities are not insured against loss by any third parties; you can depend only on our earnings and assets for payment and interest, if any, on the debt securities.

The debt securities will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the debt securities.

You may be required to pay fees in connection with your investment in the debt securities.

You may be required to pay an additional amount per debt security (as specified in the applicable prospectus supplement) as a commission for services rendered by any of our agents in connection with your initial purchase of the debt securities. In addition, to the extent you request that our agent execute a secondary market-making transaction for any of your debt securities (and the agent agrees to do so), we and our agents may receive a fee in connection with such secondary market-making transaction in addition to any bid-ask spread. To the extent that the applicable prospectus supplement allows you to redeem the debt securities prior to maturity, you may be required to pay a fee in connection with your early redemption of the debt securities. As a consequence of these fees, you may receive less than the full amount of your debt securities by executing a market-making transaction or an early redemption, if so specified in the applicable prospectus supplement.

You must rely on your own evaluation of the merits of an investment in the debt securities.

In connection with your purchase of the debt securities, we urge you to consult your own financial, tax and legal advisors as to the risks entailed by an investment in the debt securities and not rely on our views in any respect. You should make such investigation as you deem appropriate as to the merits of an investment in the debt securities.

We have broad discretion in the use of the net proceeds from the offering of debt securities hereunder and may not use them effectively.

Our management will have broad discretion in the application of the proceeds from the offering of debt securities hereunder and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our debt securities. Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the offering of debt securities hereunder for working capital, to fund incremental growth and other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could adversely affect our business and cause the price of our debt securities to decline. Pending their use, we may invest the net proceeds from the offering hereunder in a manner that does not produce income or that loses value.

There may not be any secondary market for your debt securities.

Upon issuance, the debt securities will not have an established trading market. We cannot assure you that a trading market for the debt securities will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of debt securities on a national securities exchange, we are under no obligation to do so. In addition, in the event that we apply for listing, we may not meet the relevant requirements. We do not expect to announce, prior to the pricing of the debt securities, whether we will meet such requirements. Even if there is a secondary market, it may not provide significant liquidity. While we anticipate that the agents will act as market makers for the debt securities, the agents are not required to do so. If the debt securities are not listed on any securities exchange and the agents were to cease acting as market makers, it is likely that there would be no secondary market for the debt securities. You therefore must be willing and able to hold the debt securities until maturity.

The indenture will not restrict the amount of additional indebtedness that we may incur.

The debt securities and the indenture under which the debt securities will be issued will not place any limitation on the amount of indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of debt securities, including making it more difficult for us to satisfy our obligations with respect to the debt securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the debt securities in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your debt securities, if any, and increasing the risk that the credit rating of the debt securities is lowered or withdrawn.

Our obligations on the debt securities will be structurally subordinated to liabilities of our subsidiaries.

Our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. As a result, our obligations under the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Further, creditors of subsidiaries recapitalized pursuant to our resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including our contributed assets. In addition, our debt securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations.

The market value of our debt securities may be less than the principal amount of the debt securities.

The market for, and market value of, the debt securities may be affected by a number of factors. These factors include:

•	the method of calculating the principal of or any premium, interest or other amounts payable on the debt securities;

•	the time remaining to maturity of the debt securities;

•	the aggregate amount outstanding of the relevant debt securities;

•	any redemption or repayment features of the debt securities;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory and judicial events that affect the financial markets generally; and

•	any market-making activities with respect to the debt securities.

Except in cases where the applicable prospectus supplement provides to you a right to redeem your debt securities prior to their final maturity date, the only way to liquidate your investment in the debt securities prior to maturity will be to sell the debt securities. At that time, there may be a very illiquid market for the debt securities or no market at all. If you sell your debt securities prior to maturity, you may receive less than the principal amount of such debt securities.

The amount you receive at maturity may be delayed or reduced upon the occurrence of an event of default.

If the trustee determines that the debt securities have become immediately due and payable following an event of default with respect to the debt securities, you may not be entitled to the entire principal amount of the debt securities, but only to that portion of the principal amount specified in the applicable prospectus supplement, together with accrued but unpaid interest, if any. For more information, see “Description of Debt Securities—Events of Default.”

If your debt securities are rated, the rating is not a guarantee of our credit quality.

Certain of your debt securities may be rated by credit rating agencies, although we are under no obligation to ensure that the debt securities are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or trading value of the debt securities. Investors should be aware that any rating of Marex reflects the independent opinion of the relevant rating agency and is not a guarantee of Marex’s credit quality. A credit rating is not a recommendation to buy, sell or hold debt securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Redemption of our debt securities prior to maturity may result in a reduced return on your investment.

The terms of our debt securities, as set forth in the applicable prospectus supplement, may permit or require redemption of the debt securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar debt security—e.g., a debt security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or otherwise linked to a non-U.S. dollar currency—you should consult your own financial, legal or other advisors as to the currency risks entailed by your investment, as well as the other risks (including tax) relating to such an investment. Debt securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An investment in a non-U.S. dollar debt security involves currency-related risks.

An investment in a non-U.S. dollar debt security may entail significant risks that may not be associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic, military and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable.

Rates of exchange between the U.S. dollar and other currencies have been volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a debt security denominated in a specified currency other than U.S. dollars.

Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. market value of your debt security, including the principal payable at maturity. That in turn could cause the market value of the debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect foreign currency exchange rates and an investment in a non-U.S. dollar debt security.

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political, military or economic developments in the country issuing the specified currency for a non-U.S. dollar debt security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Information about exchange rates may not be indicative of future performance.

If we issue a non-U.S. dollar debt security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security. In addition, the historical relationship between the U.S. dollar and the specified non-U.S. currency may not be an accurate proxy for the historical relationship between your own principal currency and that currency.

We will not adjust any debt securities to compensate for changes in foreign currency exchange rates.

Except as set forth in the applicable prospectus supplement, we will not make any adjustment or change in the terms of any debt security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency or any other currency. Consequently, investors in debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on a non-U.S. dollar debt security, an investor may bear foreign currency exchange risk.

The debt securities will be governed by the laws of the State of New York. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a foreign currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time. You will therefore be exposed to currency risk with respect to both the U.S. dollar and, if applicable, the foreign currency.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Non-U.S. dollar debt securities will permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we make payment in U.S. dollars, the exchange rate we will use, unless otherwise specified in the applicable prospectus supplement, will be based on the most recently available noon buying rate in New York City for cable transfers of the other currency, available from the Federal Reserve Bank of New York. The most recently available rate may be for a date substantially before the payment date. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent, as specified in the applicable prospectus supplement. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.

In addition, the unavailability of the specified non-U.S. currency will expose you to currency risks with respect to the U.S. dollar which would not have existed had the specified non-U.S. currency been available.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for working capital, to fund incremental growth and for other general corporate purposes. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our ordinary shares, debt securities and our other securities, the funding of acquisitions, investments in other businesses, additions to working capital, capital expenditures and investments in or extension of credit to our subsidiaries.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth Marex Group plc’s cash and cash equivalents, capitalization and indebtedness on an actual basis as of December 31, 2025.

This table should be read in conjunction with Marex Group plc’s consolidated financial statements and the management’s discussion and analysis for the year ended December 31, 2025, included as part of its 2025 Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

As of December 31, 2025
(in millions)
Cash and cash equivalents	$2,881.2

Total debt securities, including current portion:(1)
Financial Products Program	4,226.1
Tier 2 Program	0.9
EMTN Program	382.0
Senior Note Program	1,112.6
Shareholders’ equity:
Share capital	0.1
Share premium	227.2
Retained earnings(2)	982.0
Own shares	(58.5)
Other reserves	15.4
Non-controlling interest	(0.2)
Additional Tier 1 capital	97.6
Total shareholders’ equity	1,263.6

Total capitalization	$9,866.4

(1)

Does not include or reflect the issuance by Marex Group plc of the 2031 Senior Notes (as defined below) on April 21, 2026 and the Hybrid Perpetual Securities (as defined below) on June 9, 2026. Does not reflect the completion by Marex Group plc of the AT1 Securities Tender Offer (as defined below) on June 11, 2026. See “Description of Other Indebtedness.” For more information on the debt securities issued and outstanding as of December 31, 2025 under Marex Group plc’s Financial Products Program, Tier 2 Program and EMTN Program, please refer to note 22 of its audited consolidated financial statements included as part of its 2025 Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

(2)	Does not reflect the payment of a dividend of $0.15 per share to Marex Group plc’s shareholders on March 31, 2026 and the payment of a dividend of $0.16 per share to its shareholders on June 3, 2026.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a summary of certain information concerning our existing indebtedness.

5.680% Senior Notes due 2031

On April 21, 2026, Old Marex completed an SEC-registered public offering of $500 million aggregate principal amount of 5.680% Senior Notes due 2031 (the “2031 Senior Notes”), pursuant to an Indenture, dated as of October 15, 2024, as supplemented by the Third Supplemental Indenture, dated as of April 21, 2026 (together, the “2031 Senior Notes Indenture”), between the Company and Citibank, N.A., as trustee. We received net proceeds before expenses of $498 million from this offering. The 2031 Senior Notes bear interest at a rate of 5.680% per year, payable in cash on April 21 and October 21 of each year, commencing on October 21, 2026. The interest payable on the 2031 Senior Notes is subject to adjustment from time to time based on the credit ratings assigned by specific rating agencies to the Notes, as described in the 2031 Senior Notes Indenture. The 2031 Senior Notes will mature on April 21, 2031.

We may redeem some or all of the 2031 Senior Notes at any time or from time to time for cash (i) prior to March 21, 2031, at a certain “make-whole” redemption price (as set forth in the 2031 Senior Notes Indenture) and (ii) on or after March 21, 2031, at 100% of the principal amount of such 2031 Senior Notes plus accrued and unpaid interest thereon to, but excluding, the redemption date. Subject to certain limitations specified in the 2031 Senior Notes Indenture, if at any time 75% or more of the aggregate principal amount of the 2031 Senior Notes originally issued have been redeemed or purchased by us and cancelled pursuant to the Indenture, we may redeem all of the remaining outstanding 2031 Senior Notes at a redemption price equal to 100% of the principal amount of 2031 Senior Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

If a “Change of Control Triggering Event” (as defined in the 2031 Senior Notes Indenture) occurs, holders may require the Company to make an offer, to the holders of the 2031 Senior Notes, to repurchase all or any part of their 2031 Senior Notes at a price of 101% of the then-outstanding principal amount of the 2031 Senior Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

On July 6, 2026, New Marex entered into a supplemental indenture with Old Marex and the Trustee, whereby New Marex assumed Old Marex’s obligations under the 2031 Senior Notes and the 2031 Senior Notes Indenture, and succeeded to, and was substituted for, Old Marex under the 2031 Senior Notes and the 2031 Senior Notes Indenture.

The 2031 Senior Notes are general senior unsecured obligations of the Company.

The 2031 Senior Notes Indenture contains customary covenants, such as maintenance of office or agency and payment of additional amounts. The 2031 Senior Notes and the 2031 Senior Notes Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants and certain bankruptcy events, all subject to terms, including notice and cure periods, as set forth in the 2031 Senior Notes Indenture.

The 2031 Senior Notes were sold pursuant to the Company’s Registration Statement on Form F-3 (File No. 333-286884), which became effective automatically upon filing with the SEC, in accordance with Rule 462(e) of the Securities Act of 1933, as amended.

5.829% Senior Notes due 2028

On May 8, 2025, Old Marex completed an SEC-registered public offering of $500 million aggregate principal amount of 5.829% Senior Notes due 2028 (the “2028 Senior Notes”), pursuant to an Indenture, dated as of October 15, 2024, as supplemented by the Second Supplemental Indenture, dated as of May 8, 2025 (together, the “2028 Senior Notes Indenture”), between the Company and Citibank, N.A., as trustee. We received net proceeds of $496.6 million from this offering. The 2028 Senior Notes bear interest at a rate of 5.829% per year, payable in cash on May 8 and November 8 of each year, commencing on November 8, 2025. The interest payable on the 2028 Senior Notes is subject to adjustment from time to time based on the credit ratings assigned by specific rating agencies to the Notes, as described in the Indenture. The 2028 Senior Notes will mature on May 8, 2028.

We may redeem some or all of the 2028 Senior Notes at any time or from time to time for cash (i) prior to April 8, 2028, at a certain “make-whole” redemption price (as set forth in the 2028 Senior Notes Indenture) and (ii) on or after April 8, 2028, at 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to, but excluding, the redemption date. Subject to certain limitations specified in the 2028 Senior Notes Indenture, if at any time 75% or more of the aggregate principal amount of the 2028 Senior Notes originally issued have been redeemed or purchased by the Company and cancelled pursuant to the 2028 Senior Notes Indenture, the Company may redeem all of the remaining outstanding 2028 Senior Notes at a redemption price equal to 100% of the principal amount of 2028 Senior Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

If a “Change of Control Triggering Event” (as defined in the 2028 Senior Notes Indenture) occurs, holders may require the Company to make an offer, to the holders of the 2028 Senior Notes, to repurchase all or any part of their 2028 Senior Notes at a price of 101% of the then-outstanding principal amount of the 2028 Senior Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

On July 6, 2026, New Marex entered into a supplemental indenture with Old Marex and the Trustee, whereby New Marex assumed Old Marex’s obligations under the 2028 Senior Notes and the 2028 Senior Notes Indenture, and succeeded to, and was substituted for, Old Marex under the 2028 Senior Notes and the 2028 Senior Notes Indenture.

The 2028 Senior Notes are general senior unsecured obligations of the Company.

The 2028 Senior Notes Indenture contains customary covenants, such as maintenance of office or agency and payment of additional amounts. The 2028 Senior Notes and the 2028 Senior Notes Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants and certain bankruptcy events, all subject to terms, including notice and cure periods, as set forth in the 2028 Senior Notes Indenture.

The 2028 Senior Notes were sold pursuant to the Company’s Registration Statement on Form F-3 (File No. 333-286884), which became effective automatically upon filing with the SEC, in accordance with Rule 462(e) of the Securities Act of 1933, as amended.

6.404% Senior Notes due 2029

On November 4, 2024, we completed an SEC-registered public offering of $600 million aggregate principal amount of 6.404% Senior Notes due 2029 (the “2029 Notes”), pursuant to an Indenture, dated as of October 15, 2024, as supplemented by the First Supplemental Indenture, dated as of November 4, 2024 and the Fourth Supplemental Indenture, dated as of May 19, 2026 (together, the “2029 Notes Indenture”), between the Company and Citibank, N.A., as trustee. We received net proceeds of $596.7 million from this offering. The 2029 Notes bear interest at a rate of 6.404% per year, payable in cash on May 4 and November 4 of each year, commencing on May 4, 2025. The interest payable on the 2029 Notes is subject to adjustment from time to time based on the credit ratings assigned by specific rating agencies to the 2029 Notes, as described in the 2029 Notes Indenture. The 2029 Notes mature on November 4, 2029.

The Company may redeem some or all of the 2029 Notes at any time or from time to time for cash (i) prior to October 4, 2029, at a certain “make-whole” redemption price (as set forth in the 2029 Notes Indenture) and (ii) on or after October 4, 2029, at 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to, but excluding, the redemption date. Subject to certain limitations specified in the 2029 Notes Indenture, if at any time 75% or more of the aggregate principal amount of the 2029 Notes originally issued have been redeemed or purchased by the Company and cancelled pursuant to the 2029 Notes Indenture, the Company may redeem all of the remaining outstanding 2029 Notes at a redemption price equal to 100% of the principal amount of 2029 Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

If a “Change of Control Triggering Event” (as defined in the 2029 Notes Indenture) occurs, holders may require the Company to make an offer, to the holders of the 2029 Notes, to repurchase all or any part of their 2029 Notes at a price of 101% of the then-outstanding principal amount of the 2029 Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the date of repurchase. The 2029 Notes are general senior unsecured obligations of the Company.

Following receipt of the requisite consents from holders of at least a majority of the aggregate outstanding principal amount of the 2029 Notes, on May 19, 2026, the Company and the Trustee entered into the Fourth Supplemental Indenture, dated as of May 19, 2026 (the “Fourth Supplemental Indenture”). The Fourth Supplemental Indenture amends the Indenture governing the 2029 Notes so as to permit a holding company of the Group that is incorporated in the UK overseas territory of Bermuda or other specified jurisdictions to assume the Company’s obligations under the 2029 Notes and 2029 Notes Indenture, and succeed to, and be substituted for, the Company as issuer and obligor under the Notes and the Indenture.

On July 6, 2026, New Marex entered into a supplemental indenture with Old Marex and the Trustee, whereby New Marex assumed Old Marex’s obligations under the 2029 Notes and the 2029 Notes Indenture, and succeeded to, and was substituted for, Old Marex under the 2029 Notes and the 2029 Notes Indenture.

The 2029 Notes Indenture contains customary covenants, such as maintenance of office or agency and payment of additional amounts.

The 2029 Notes and the 2029 Notes Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants and certain bankruptcy events, all subject to terms, including notice and cure periods, as set forth in the 2029 Notes Indenture.

Debt Programs

Financial Products Programs

In 2018 and September 2021, we launched our Structured Notes Program and Public Offer Program (together, the “Financial Products Programs”), respectively, which are at the core of our Financial Products business. The Financial Products business is part of our Hedging and Investment solutions segment and provides our clients with a broad range of structured investment products (the ‘Structured Notes’) and represents a way to diversify our sources of funding and to reduce the utilization of our revolving credit facilities. The Financial Products business allows investors to build their own Structured Notes across numerous asset classes, including commodities, equities, foreign exchange, digital assets and fixed income products. Some of these debt securities under these programs include early redemption clauses that result in early maturity if certain underlying market conditions are met. If a large amount of investors are able to redeem these debt securities, this could negatively impact our liquidity.

In connection with the Reorganization, the outstanding securities, notes and instruments previously issued by Marex Group plc were transferred to, and assumed by, New Marex under our Structured Notes Program.

Structured Notes Program

Under the Structured Notes Program, Marex Group Limited (as successor to Marex Group plc) and Marex Financial may issue warrants, certificates or notes, including auto-callable, fixed, stability and credit-linked notes with varied terms (the “Structured Securities”).

We publish a private placement memorandum for the Structured Notes Program, which has not been approved by any competent regulatory authority. The most recent private placement memorandum was issued on July 1, 2026. Structured Securities issued under the Structured Notes Program may be listed on a stock exchange or unlisted. The Structured Notes Program and each of Marex Group Limited (as successor to Marex Group plc), and Marex Financial (as the issuing entities) have been approved by the Vienna Stock Exchange and by the Nordic Growth Market NGM AB, and the Structured Securities issued out of the Structured Notes Program can be listed on the Vienna MTF, a multilateral trading facility operated by the Vienna Stock Exchange, and/or the Nordic MTF, a multilateral trading facility operated by the Nordic Growth Market NGM AB.

Following the update of the Structured Notes Program documentation on July 1, 2026, New Marex and Marex Financial entered into a program agreement with Citibank N.A., London Branch in respect of the Structured Notes Program (the “Structured Notes Program Agreement”). Pursuant to the terms of the Structured Notes Program Agreement, New Marex and Marex Financial appointed Citibank N.A., London Branch as principal program agent in respect of the Structured Notes Program (the “Structured Notes Agent”). Marex Financial agreed to act as the calculation agent for warrants and certificates in respect of the Structured Notes Program. New Marex and Marex Financial may at any time terminate the appointment of the Structured Notes Agents, provided that, so long as any instrument held in a clearing system is outstanding, there will at all times be Structured Notes Agents.

Also on July 1, 2026, New Marex and Marex Financial entered into an agency agreement with Citibank N.A., London Branch and Citigroup Europe plc in respect of the Structured Notes Program (the “Structured Notes Agency Agreement”). Pursuant to the terms of the Structured Notes Agency Agreement, New Marex and Marex Financial appointed Citigroup Europe plc as registrar and Citibank N.A., London Branch as fiscal agent, paying agent and transfer agent (together, the “Structured Notes Agency Agents”). Marex Financial agreed to act as the calculation agent for the notes in respect of the Structured Notes Program. New Marex and Marex Financial may revoke the appointment of any Structured Notes Agency Agents as their agent under the Structured Notes Agency Agreement and/or in relation to any series of notes by not less than thirty days’ notice provided, however, such revocation shall not be effective until a successor thereto has been appointed.

Also on July 1, 2026, Marex Financial, and New Marex entered into a deed of covenant in favor of any accountholder with Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, who holds structured notes under the Structured Notes Program (the “Structured Notes Deeds of

Covenant”). The Structured Notes Deeds of Covenant is intended to take effect as a deed poll for the benefit of such accountholders from time to time. Pursuant to the terms of the Structured Notes Deeds of Covenant, New Marex and Marex Financial constitute the securities issued pursuant to the Structured Notes Program and covenants that they will duly perform and comply with the obligations expressed to be undertaken by them in the Structured Notes Program conditions contained in the private placement memorandum relating to the Structured Notes Program.

Public Offer Program

We have a public offer program, under which our subsidiary, Marex Financial, may issue warrants, certificates or notes, including auto-callable, fixed, stability and credit-linked notes with varied terms (the “Public Offer Securities” and the public offer program, the “Public Offer Program”).

We publish a base prospectus for the Public Offer Program, which is approved by the Commission de Surveillance du Secteur Financier as the competent regulatory authority of Luxembourg (the “CSSF”) on an annual basis, with such approval then notified to the competent regulatory authority of Italy. The most recent approval of the base prospectus by the CSSF was on September 26, 2025. Public Offer Securities may be listed and traded on the regulated market of the Luxembourg Stock Exchange and listed on Borsa Italiana S.p.A. and traded on the regulated markets of and/or certain multilateral trading facilities organized and managed by Borsa Italiana S.p.A. The base prospectus may be registered in Switzerland with the SIX Exchange Regulation AG as an approved prospectus, which would permit public offers of Public Offer Securities issued by Marex Financial into Switzerland.

Following the CSSF’s approval of our latest base prospectus, on September 26, 2025, Marex Group plc and Marex Financial renewed its program agency agreement with Citibank N.A., London Branch and Citibank Europe PLC in respect of the Public Offer Program (the “Public Offer Program Agency Agreement”). Pursuant to the terms of the Public Offer Program Agency Agreement, Marex Group plc and Marex Financial appointed Citibank N.A., London Branch as fiscal agent, principal program agent, paying agent and transfer agent and Citibank Europe PLC as registrar in respect of the Public Offer Program (together the “Public Offer Program Agents”). Marex Financial agreed to act as calculation agent in respect of the Public Offer Program. Marex Group plc and Marex Financial may at any time terminate the appointment of a Public Offer Program Agent as their agent under the Public Offer Agency Agreement and/or in relation to any series of notes, provided that, so long as any security held in a clearing system is outstanding, there will at all times be a relevant Public Offer Program Agent.

Also on September 26, 2025, Marex Group plc and Marex Financial renewed the deed of covenant in favor of any accountholder with Euroclear Bank S.A., Euroclear Bank N.V. or Clearstream Banking, société anonyme, who holds securities under the Public Offer Program (the “Public Offer Deed of Covenant”). The Public Offer Deed of Covenant is intended to take effect as a deed poll for the benefit of such accountholders from time to time. Pursuant to the terms of the Public Offer Deed of Covenant, Marex Group plc and Marex Financial constitute the securities issued pursuant to the Public Offer Program and covenants that they will duly perform and comply with the obligations expressed to be undertaken by them in the Public Offer Program conditions contained in the base prospectus relating to the Public Offer Program.

Tier 2 Program

We have a Tier 2 Capital structured notes program within which Marex Financial, as issuer or co-issuer, can offer investors returns that are linked to the performance of a variety of asset classes

(the “Tier 2 Program”). Under the Tier 2 Program, Marex Financial may issue subordinated notes including fixed or floating rate, zero coupon, share or index-linked notes with varied terms that qualify as Tier 2 Capital (the “Tier 2 Notes”).

In July 2020, Marex Financial established a Tier 2 Program and subsequently issued Tier 2 Notes. On June 8, 2020 Marex Financial entered into an agency agreement with Citigroup Global Markets Europe AG and Citibank, N.A., London Branch and on September 28, 2021, Marex Financial entered into an agency agreement with Citigroup Europe plc and Citibank, N.A., London Branch (the “Tier 2 Agency Agreements”). Pursuant to the terms of the Tier 2 Agency Agreements, Marex Financial appointed Citigroup Global Markets Europe AG (in respect of the 2020 Tier 2 Agency Agreement) and Citibank Europe plc (in respect of the 2021 Tier 2 Agency Agreement) as registrar and Citibank N.A., London Branch as fiscal agent, paying agent and transfer agent (together the “Tier 2 Agents”). On each of June 8, 2020 and September 23, 2021, Marex Financial entered into a deed of covenant in favor of any accountholder with Euroclear Bank S.A., Euroclear Bank N.V. or Clearstream Banking, société anonyme, who holds structured notes under the Tier 2 Program (the “Tier 2 Deeds of Covenant”). The Tier 2 Deeds of Covenant are intended to take effect as a deed poll for the benefit of such accountholders from time to time. Pursuant to the terms of the Tier 2 Deeds of Covenant, Marex Financial issued the Tier 2 Notes pursuant to the Tier 2 Program and covenants that they will duly perform and comply with the obligations expressed to be undertaken by them in the Tier 2 Program conditions contained in the private placement memorandum relating to the Tier 2 Program.

The Tier 2 Program has been approved by the Vienna Stock Exchange, and the Tier 2 Notes are listed on the Vienna MTF.

EMTN Program

On October 13, 2022, Marex Group plc entered into a dealer agreement with Goldman Sachs International and HSBC Bank plc to establish our Euro Medium Term Note program (the “EMTN Dealer Agreement” and the Euro Medium Term Note program, the “EMTN Program”). Pursuant to the terms of the EMTN Dealer Agreement, Marex Group plc appointed Goldman Sachs International as arranger and dealer (the “Arranger”) and HSBC Bank plc as dealer (together with the Arranger, the “EMTN Dealers”) in respect of the EMTN Program. Under the EMTN Dealer Agreement, the EMTN Dealers may agree from time to time with Marex Group plc, as the issuer of the EMTN notes (all tranches of notes issued under the EMTN Program collectively, the “EMTN Notes”), to subscribe and pay for a tranche of EMTN Notes. Under the EMTN Program, Marex Group plc may, from time to time, issue tranches of notes with varying terms. The establishment of the EMTN Program further strengthened our liquidity position and diversified our sources of funds.

On October 13, 2022, Marex Group plc entered into an agency agreement with Citicorp Trustee Company Limited, Citibank, N.A., London Branch and Citibank Europe plc in respect of the EMTN Program (the “EMTN Agency Agreement”). Pursuant to the terms of the EMTN Agency Agreement, Marex Group plc appointed Citibank, N.A., London Branch as principal paying agent and calculation agent and Citibank Europe plc as registrar and transfer agent. On the same date, Marex Group plc entered into a trust deed with Citicorp Trustee Company Limited (the “EMTN Trustee”) under which the EMTN Trustee agreed to act as trustee of the EMTN Program (the “EMTN Trust Deed”). Pursuant to the terms of EMTN Trust Deed, EMTN Notes issued under the EMTN Program are constituted by the EMTN Trust Deed and Marex Group plc makes a covenant to pay sums due under the EMTN Notes. The EMTN Trustee holds the benefit of the covenants made by Marex Group plc under the EMTN Trust Deed on trust for itself and any holders of the EMTN Notes.

The maximum aggregate principal amount of EMTN Notes outstanding at any time during the duration of the EMTN Program is $750.0 million (or the equivalent in other currencies). The EMTN

Notes constitute direct, unconditional, unsubordinated and (subject to the negative pledge) unsecured obligations of Marex Group plc. The EMTN Notes (and any coupon relating thereto) rank at least pari passu with all other outstanding unsecured and unsubordinated obligations of Marex Group plc, present or future (other than obligations of Marex Group plc, which rank or are expressed to rank junior to the EMTN Notes and other than such obligations of Marex Group plc, which are given priority pursuant to applicable statutory provisions or other applicable mandatory law of general application). The EMTN Program contains also certain customary events of default and optional redemption, and we provided certain customary undertakings, such as restricting the creation of security over our and our subsidiaries’ assets (with permitted exceptions). The EMTN Program and the EMTN Notes are listed and traded on the Vienna MTF.

In February 2023, we issued 8.375% senior fixed rate notes due February 2, 2028 in the amount of €300.0 million under our EMTN Program (the “2028 Notes”), which was the first tranche of EMTN Notes issued. All of the 2028 Notes may be redeemed at the option of Marex Group plc at par on any day on or after November 2, 2027, up to (but excluding) the maturity date. The net proceeds of the issuance of the 2028 Notes were applied for general corporate purposes, which included the funding of acquisitions.

In connection with the Reorganization, Marex Financial was substituted for and assumed the rights and obligations of Marex Group plc under the 2028 Notes and relevant agreements governing the 2028 Notes.

Additional Tier 1 Capital (“AT1 Securities”)

In June 2022, Marex Group plc issued an aggregate principal amount of $100.0 million of Additional Tier 1 13.25% fixed rate perpetual subordinated contingent convertible notes (the “AT1 Securities”). The AT1 Securities are perpetual securities with no fixed maturity date and are structured to qualify as AT1 instruments under prevailing applicable capital requirements and are classified as equity instruments according to IAS 32 Financial Instruments: Presentation.

Interest on the AT1 Securities accrues at a fixed rate of 13.250% per annum and is payable semi-annually in arrear in equal instalments on June 30 and December 30 in each year, which commenced on December 30, 2022. If the AT1 Securities have not previously been redeemed, on the first reset date, December 30, 2027, the interest rate will be reset to the five-year semi-annual U.S. treasury securities yield at a constant maturity, plus a margin of 10.158% per annum. Payments of interest on the AT1 Securities are fully discretionary, non-cumulative and conditional upon Marex Group plc being solvent at the time of payment and immediately thereafter. Interest payments will also be canceled if Marex Group plc does not have sufficient distributable reserves or if it is required by the relevant regulator to cancel an interest payment.

Marex Group plc may, in its sole and full discretion, subject to regulatory approval, redeem all of the AT1 Securities on any day falling in the period commencing on (and including) June 30, 2027 and ending on (and including) the first reset date or on any reset date, which is the fifth anniversary of the first reset date, thereafter at the prevailing principal amount together with accrued but unpaid interest (to the extent that such interest has not been canceled). In addition, the AT1 Securities are redeemable at its option for certain regulatory or tax reasons, subject to regulatory approval, at the principal amount together with accrued but unpaid interest (to the extent that such interest has not been canceled).

In the event of a winding up of Marex Group plc prior to the occurrence of a trigger event, the rights and claims of the holders of the AT1 Securities will rank ahead of the claims of holders of its share capital but junior to the claims of its senior creditors (including holders of its Tier 2 Notes). The AT1 Securities will convert into ordinary shares of Marex Group plc, at a pre-determined conversion price, should its IFPR Common Equity Tier 1 Ratio fall to less than 64% (the “trigger event”).

On June 1, 2026, Marex Group plc announced a tender offer to purchase for cash, any and all of its AT1 Securities, at a cash purchase price of 109% of the principal amount thereof, plus accrued and unpaid interest to the settlement date, subject to the terms and conditions set forth in our tender offer memorandum dated June 1, 2026 (the “AT1 Securities Tender Offer”). At the expiration deadline on June 9, 2026, $94.665 million in aggregate principal amount of the AT1 Securities were validly tendered and accepted for purchase by Marex Group plc. On June 11, 2026, Marex Group plc paid for and canceled such principal amount of AT1 Securities validly tendered. As of the date hereof, $5.335 million of the AT1 Securities remain outstanding.

Perpetual Subordinated Resettable Fixed Rate Notes (“Hybrid Perpetual Securities”)

On June 9, 2026, Marex Group plc issued an aggregate principal amount of $500 million of perpetual subordinated resettable fixed rate notes (the “Hybrid Perpetual Securities”). The Hybrid Perpetual Securities are perpetual securities with no fixed maturity date and constitute direct, unsecured and subordinated obligations of Marex Group plc.

Interest on the Hybrid Perpetual Securities accrues at a fixed rate of 7.700% per annum and, subject to certain optional interest deferral terms, is payable semi-annually in arrears in equal instalments on June 9 and December 9 in each year, commencing on December 9, 2026. If the Hybrid Perpetual Securities have not previously been redeemed, on the first reset date, December 9, 2032, the interest rate will be reset to the five-year semi-annual U.S. treasury securities yield at a constant maturity, plus an applicable specified margin. The issuer may, in its sole and full discretion, redeem the Hybrid Perpetual Securities in whole but not in part on any date from June 9, 2032 to December 9, 2032 or on any interest payment date thereafter. In addition, the Hybrid Perpetual Securities are redeemable at its option for certain tax reasons and upon the occurrence of certain events, at the principal amount together with accrued but unpaid interest (to the extent that such interest has not been canceled).

The net proceeds from the issuance of the Hybrid Perpetual Securities were applied for general corporate purposes, which included the funding of the cash purchase price used for our AT1 Securities Tender Offer.

In connection with the Reorganization, and as permitted by the terms of the Hybrid Perpetual Securities, New Marex was substituted for and assumed the rights and obligations of Marex Group plc under the Hybrid Perpetual Securities and the relevant agreements and instruments thereunder.

Credit Facilities

Marex Revolving Credit Facility

We entered into a facility agreement of $120.0 million with Lloyds Bank on June 6, 2014, which we renewed in March 2021 (the “2014 Facility Agreement”). On June 30, 2023, we refinanced the 2014 Facility Agreement with a facility agreement of $150.0 million incorporating a swingline facility of up to $37.5 million with HSBC Bank plc, Barclays Bank plc, Bank of China Limited, London Branch and Industrial and Commercial Bank of China Limited, London Branch (the “2023 Facility Agreement”). On June 30, 2026, we refinanced the 2023 Facility Agreement with Bank of China Limited, London Branch; Barclays Bank plc; Banco Bilbao Vizcaya Argentaria, S.A., London Branch; Capital One, National Association; HSBC Bank plc; DBS Bank Ltd, London Branch; MUFG Bank, Ltd.; Industrial and Commercial Bank of China Limited, London Branch; Sumitomo Mitsui Banking Corporation, London Branch; and The Royal Bank of Scotland International Limited, London Branch. The Marex Revolving Credit Facility is currently committed up to $490.0 million and incorporates a swingline facility of up to

$130.0 million (the “Swingline Facility”). Barclays Bank plc, Capital One, National Association, HSBC Bank plc, MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, London Branch are the lenders for the purposes of the Swingline Facility.

Advances under the Marex Revolving Credit Facility and the Swingline Facility may be applied towards the repayment of any outstanding loans and other financial indebtedness outstanding under the 2023 Facility Agreement, as well as general corporate and working capital purposes.

The rate of interest on a loan under the Marex Revolving Credit Facility or the Swingline Facility will either be: (a) the percentage rate per annum that is the aggregate of the applicable margin, which is by default and subject to certain conditions, including, but not limited to, a change in the credit rating of Marex Group plc or, following the accession of Marex Group Limited to the Marex Revolving Credit Facility as Parent, Marex Group Limited, 1.75% per annum (the “Margin”) and the applicable interest rate benchmark, or (b) the percentage rate per annum that is the aggregate of the applicable Margin and compounded reference rate for that day as calculated in accordance with the calculation described in the agreement governing the Marex Revolving Credit Facility.

The agreement governing the Marex Revolving Credit Facility contains customary provisions, including voluntary and mandatory prepayment upon a change of control, and we provided certain customary undertakings, such as restricting the creation of security over our and our subsidiaries’ assets (with permitted exceptions), agreeing not to dispose of our or our subsidiaries’ assets (subject to exceptions) and not to incur additional Financial Indebtedness (subject to exceptions such as Financial Indebtedness incurred by the Parent or any Borrower (as defined in the Marex Revolving Credit Facility)).

The agreement governing the Marex Revolving Credit Facility also requires us to comply with certain financial covenants, including the requirement to maintain certain financial ratios. Such ratios include a total leverage ratio of less than 3.00:1 (the total leverage ratio being the ratio of net debt to consolidated EBITDA for the 12 months preceding the end of each quarter (the “Relevant Period”)), an interest cover ratio of more than or equal to 3.00:1 (the interest cover ratio being the ratio in any Relevant Period of consolidated EBITDA to net finance charges for that Relevant Period), a tangible net worth greater than $485,000,000 in respect of any Relevant Period and, in respect of any Relevant Period in which any member of the group makes an acquisition of any person, a total leverage for that Relevant Period shall be of less than 3.50:1 (subject to certain provisos).

The final maturity date of the Marex Revolving Credit Facility is June 30, 2029, subject to an extension option of 12 months.

MCMI Revolving Credit Facility

Through our acquisition of ED&F Man Capital Markets Inc. (now Marex Capital Markets Inc.), we have access to a committed revolving credit facility of $125.0 million arranged by BMO Harris Bank N.A. (now BMO Bank N.A.) (“BMO”) and in which BMO, Barclays Bank PLC, Customers Bank, TriState Capital Bank and Northbrook Bank & Trust Company are lenders. The MCMI Facility contains customary provisions, including voluntary prepayment and mandatory prepayment on a change of control, and provides certain undertakings, such as restricting the creation of security over our assets (with permitted exceptions), agreeing not to dispose of our or our subsidiaries’ assets (subject to exceptions) and not to incur additional Indebtedness (as defined in the MCMI Facility). The applicable interest rate for each loan made under the MCMI Revolving Credit Facility is the rate announced by the administrative agent under the MCMI Facility from time to time as such administrative agent’s prime commercial rate in effect on such day. We are also required to comply with certain financial covenants, including the requirement to maintain certain financial ratios. Such ratios include (i) a minimum net capital amount equal to $325,000,000 and (ii) a minimum total regulatory capital amount equal to $415,000,000.

MCMI Credit Facility

Also through our acquisition of ED&F Man Capital Markets Inc., we have access to a $200 million uncommitted securities financing facility through MCMI with BMO Harris Bank N.A. (now BMO Bank N.A.), which is secured by a promissory note and first liens on collateral deposited with BMO Harris Bank N.A., including negotiable warehouse receipts and marketable securities subject to certain haircuts. The MCMI Credit Facility contains customary provisions, including voluntary prepayment and mandatory prepayment on a change of control, and provides certain undertakings, such as restricting the creation of security over our assets (with permitted exceptions), agreeing not to dispose of our or our subsidiaries’ assets (subject to exceptions) and not to incur additional Indebtedness (as defined in the MCMI Credit Facility). We are also required to comply with certain financial covenants. The interest rate to be paid is mutually agreed between us and BMO Bank N.A. in accordance with the MCMI Credit Facility.

For more information about Marex Group plc’s indebtedness as of December 31, 2025, please see Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources and note 22 of its audited consolidated financial statements, each in its Annual Report on Form 20-F, incorporated by reference in this prospectus.

DESCRIPTION OF DEBT SECURITIES

The Company may offer, from time to time, one or more series of debt securities. The following description of debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus relates. The specific terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

General

We will issue the senior debt securities under an Indenture, dated as of August 4, 2025, relating to Senior Debt Securities, between Marex Group Limited (as successor to Marex Group plc) and The Bank of New York Mellon, as trustee (as amended and supplemented by that certain First Supplemental Indenture dated as of July 6, 2026, by and among Marex UK Holdings Limited (formerly known as Marex Group plc), Marex Group Limited and The Bank of New York Mellon (the “First Supplemental Indenture”) and as may be further amended or supplemented from time to time, the “indenture”). The trustee under the indenture will be The Bank of New York Mellon. We have appointed The Bank of New York Mellon to act as paying agent and securities registrar under the indenture.

The following summaries of certain provisions of the indenture do not purport to be complete and these summaries are qualified in their entirety by reference to all the provisions of the indenture, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the indenture.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. You can obtain a copy of the indenture as described under the caption “Where You Can Find More Information.”

So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

The indenture does not limit the aggregate principal amount of debt securities that may be issued. We may issue debt securities from time to time, in one or more series. (Section 3.01) We may issue debt securities in series up to the aggregate principal amount that may be authorized from time to time without your consent. The debt securities will be the unsecured obligations of the Company. The debt securities will rank with parity with all of the other unsecured and unsubordinated indebtedness of the Company.

Please refer to the applicable prospectus supplement relating to the particular series of debt securities offered through this prospectus, which will include some or all of the following terms where applicable, to the extent such terms are not described in this prospectus or such terms differ from the general terms of the debt securities described herein (Section 3.01):

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the indenture;

•	the issue date or dates and the maturity date or dates;

•	the dates on, or the range of dates within, which the principal of (and premium, if any, on) the debt securities are or may be payable;

•

the rate or rates, at which such debt securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, on the debt securities will be payable and, in the case of registered securities, the regular record dates for the interest payable on the interest payment dates or the method by which the date or dates will be determined;

•

the period or periods within which or the dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, if any, in whole or in part, at the company’s option or otherwise;

•	the place or places where any principal, premium or interest in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each registrar and paying agent;

•	any change in the form in which such debt securities are to be issued;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount (or the method by which this portion will be determined) of the debt securities that will be payable upon declaration of acceleration of the payment of such principal pursuant to the indenture;

•

if other than in United States dollars, the currency in which the debt securities will be denominated or in which payment of the principal and premium, if any, or interest, if any, on the debt securities will be payable and any other terms concerning such payment;

•

any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the debt securities and the manner in which those amounts will be determined;

•

if the principal, premium, if any, or interest, if any, on the debt securities are to be payable, at the election of the company or a holder of debt securities, in cash, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

•

if the principal, premium, if any, or interest, if any, on the debt securities is to be payable other than or in combination with cash, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or interest, if any, is so payable, the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made

•

if the principal, premium, if any, or interest, if any, on the debt securities of the series are to be payable, at the election of the company or a holder of debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•	if, at the election of the company or a holder of debt securities, the debt securities are to be convertible into, or redeemable or exchangeable for, cash, securities, commodities, other property, or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

•	any provisions relating to the extension of, maturity of, or the renewal of, the debt securities;

•	any other provisions granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any modifications, deletions or additions to the Events of Default (as described below) or the Company’s covenants with respect to the debt securities;

•

whether the debt securities are issuable initially in global form and, if so (i) the initial depositary for the global debt securities and (ii) the terms and conditions upon which the global debt securities may be exchanged for the individual debt securities represented thereby;

•

the form and/or terms of certificates, documents or conditions, if any, for debt securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series);

•

the person to whom any interest on any registered debt securities will be payable, if other than the registered holder, and the extent to which and the manner in which any interest payable on a temporary global debt security will be paid if other than as specified in the Indenture;

•	whether Additional Amounts (as defined below) shall not be payable by the Company;

•	any restrictive covenants provided for with respect to any debt securities; and

•	any other terms of the series.

The debt securities are not bank deposits and are not insured or guaranteed by the Bermuda Deposit Insurance Corporation, the United Kingdom Financial Services Compensation Scheme, the United States Federal Deposit Insurance Corporation or any other government or governmental or private agency or deposit protection scheme in any jurisdiction.

Form, Settlement and Clearance

General. Unless the applicable prospectus supplement states otherwise, the debt securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

See “Book-Entry Procedures” for more information with respect to debt securities issued in book-entry form.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the applicable prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in debt securities take physical delivery of their debt securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry debt securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indenture or the debt securities.

Payments on the Global Debt Securities. Payments of any amounts in respect of any global debt securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global debt security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global debt security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global debt securities or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days; or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC.

Unless otherwise indicated in the particular applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the applicable prospectus supplement relating to the debt securities of such series.

Additional Amounts

Unless the applicable prospectus supplement provides otherwise, all payments made under or with respect to any debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK, Bermuda, or any political subdivision or taxing authority of or in any of the foregoing having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such additional amounts (“Additional Amounts”) in respect of any payments of interest only (and not principal) on such debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

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would not be payable or due but for the fact that the holder or the beneficial owner of the debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a debt security, or the collection of interest payments on, or the enforcement of, any debt security;

•

would not be payable or due but for the fact that the certificate representing the relevant debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge;

•	is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes; or

•	is imposed in respect of any combination of the above items. (Section 10.04)

Unless the applicable prospectus supplement provides otherwise, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction (collectively, “FATCA”) and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities of such series and the indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any deduction or withholding required by FATCA (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise. (Section 10.04)

Whenever in this prospectus there is mentioned, in any context, the payment of interest, if any, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this prospectus to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the indenture and the provisions described in this prospectus for any debt securities and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

Redemption

Optional Redemption by Company

Unless otherwise stated in the redemption provisions set forth in the applicable prospectus supplement relating to the debt securities of a series, we may redeem the debt securities of any series, in whole or in part, at our option, on not less than 10 nor more than 60 days’ notice, at a price specified in the applicable prospectus supplement plus accrued and unpaid interest to the redemption date.

Optional Redemption in the Event of Change in Tax Treatment

In addition to, and unless otherwise stated in, the redemption provisions set forth in the applicable prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 10 nor more than 60 days’ notice, at any time at a redemption price equal to 100% of the principal amount thereof (and premium, if any), together with accrued but unpaid interest, if any, in respect of such debt securities, to (but excluding) the date fixed for redemption if, at any time, we determine that:

(a)	in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the indenture and as described under “Additional Amounts” above provided such obligation results from a change in or amendment to the laws of a Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK or Bermuda is a party, which change, amendment or execution (i) in the case of the United Kingdom, becomes effective on or after the date of original issuance of the debt securities of such series or (ii) in the case of Bermuda, becomes effective on or after July 6, 2026; or

(b)

the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due. (Section 11.08)

Modification and Waiver

Modification with Consent. The indenture provides that the Company and the trustee may modify or amend the Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by a particular modification or amendment; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest or Additional Amounts payable on, any debt security;

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reduce the principal amount, including the amount payable on a discount debt security upon the acceleration of the maturity thereof, or any interest or the rate of interest, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	except as permitted by the indenture, change our obligation to pay Additional Amounts;

•	reduce the amount of the principal of a discount debt security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (and premium, if any) or any interest is payable on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

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reduce the percentage of the aggregate principal amount of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture; or

•	change any of the provisions relating to modifications of and amendments to the indenture, waivers of past defaults, or waivers of certain covenants except to increase the percentage of holders required for such modification, amendment or waiver, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of all holders of affected debt securities. (Section 9.02)

The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. (Section 10.06)

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series and its consequences, except that a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article Nine of the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series (Section 5.12).

Modification without Consent. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to, among other things:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the benefit of the holders of all or any series of debt securities;

•	add to, change or eliminate provisions of the indenture that do not apply to any series of debt securities created prior to such supplemental indenture;

•	add to, change or eliminate provisions of the indenture with respect to a new series of debt securities;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•	secure any debt securities;

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cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters or questions arising under the indenture as we may deem desirable, provided that no such action shall adversely affect the rights of the holders of a series in any material respect;

•	to add, to change or to eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act;

•	to conform the terms of a series to the terms set forth in the offering document for such series; or

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to make any other provisions with respect to matters or questions arising under the Indenture, provided that no such action shall adversely affect the rights of the holders of a series in any material respect. (Section 9.01)

Events of Default

The debt securities will be our senior, direct, unsecured obligations and rank pari passu with our other senior unsecured indebtedness, and the debt securities of a series will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or pari passu with subordinated debt securities.

Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of debt securities, it will be an event of default with respect to debt securities of a series if any one of the following events occurs:

(a)	failure to pay principal or premium, if any, on any debt security of such series at maturity, and such default continues for a period of 14 days;

(b)	failure to pay any interest on any debt security of such series when due and payable, which failure continues for 30 days;

(c)

an order is made by a court for our winding up, liquidation or dissolution, other than in connection with a scheme of amalgamation, reorganization, restructuring or reconstruction, in each case, not involving bankruptcy or insolvency; or

(d)

an effective resolution is validly adopted by our shareholders for our winding up, liquidation or dissolution, other than in connection with a scheme of amalgamation, reorganization, restructuring or reconstruction, in each case, not involving bankruptcy or insolvency. (Section 5.01)

If an event of default occurs (other than an event of default specified in items (c) and (d) immediately above) and is continuing with respect to a series of debt securities, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, will declare the principal amount (or such other amount as is specified in the applicable prospectus supplement) together with accrued but unpaid interest (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any) with respect to the outstanding debt securities of such series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable; provided that after such declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of the series, by written notice to us and the trustee, may (under certain circumstances) rescind and annul such declaration. If an event of default as specified in items (c) and (d) immediately above occurs, such amounts shall ipso facto become immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder. (Section 5.02)

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default under the indenture, or as the case may be, specifying any such event of default. (Section 10.05)

No Right of Set-Off by Holders

Subject to applicable law, holders of debt securities, by their acceptance thereof, and the trustee, in respect of any claims of such holders to payment of any principal, premium or interest in respect of any debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of debt securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place. (Section 5.14)

Waiver of Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any installment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it. Upon any such waiver, such event of default or default will cease to exist, and any event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other event of default or default or impair any right consequent thereon. (Section 5.12)

Limitation on Remedies and Suits

No remedy against us other than as specifically provided by the indenture will be available to the trustee or the holders of debt securities whether for the recovery of amounts owing in respect of such debt securities or under the indenture or in respect of any breach by us of any obligation, condition or provision under the indenture or such debt securities or otherwise.

No holder of debt securities will be entitled to proceed directly against us, except as described below.

Before a holder of any debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	The holder must give the trustee written notice that a default or an event of default has occurred and remains uncured.

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The holders of not less than 25% in outstanding principal amount of the debt securities of the relevant series must make a written request that the trustee take action because of the event of default, and the holder must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

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The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period. (Section 5.06)

Notwithstanding any other provision of the indentures or debt securities, the right of any holder of debt securities to receive payment of the principal of (and premium, if any, on), or interest on, such debt securities on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder. (Section 5.07)

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

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the successor corporation expressly assumes, by an indenture supplemental to the Indenture, the Company’s obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the debt securities under the Indenture and the performance of every covenant of the indenture on the Company’s part to be performed or observed;

•

immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default or a default, will have occurred and be continuing; and

•	certain other conditions are satisfied. (Section 8.01)

Assumption of Obligations

Subject to applicable law and regulation, with respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided, that:

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the successor entity expressly assumes such obligations by an amendment to the indenture, in a form satisfactory to the trustee, and we will, by an amendment to the indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the UK);

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the successor entity confirms in such amendment to the indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

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immediately after giving effect to such assumption of obligations, no Event of Default or default and no event which, after notice or lapse of time or both, would become an Event of Default or default with respect to debt securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the indenture. (Section 8.03)

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Defeasance and Discharge

Unless otherwise stated in the applicable prospectus supplement, with respect to debt securities of a series that are payable only in U.S. dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, either:

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not theretofore delivered to the trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose (x) U.S. dollars in an amount, (y) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the debt securities of such series in accordance with the terms of such debt securities of such series.

Unless otherwise stated in the applicable prospectus supplement, with respect to debt securities of a series that are payable only in U.S. dollars at our option, (i) we will be discharged from any obligations with respect to the debt securities of any series, or (ii) we will cease to comply with the obligation to furnish to the trustee upon its request compliance certificates or opinions of counsel (“covenant defeasance”) (and any other restrictive covenant added in the applicable prospectus supplement for the benefit of such series) if:

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we irrevocably deposit, in trust with the trustee, (a) cash in U.S. dollars in an amount, (b) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in U.S. dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the debt securities of such series, in accordance with the terms of such debt securities of such series;

•

no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the debt securities of such series, as applicable, will have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with. (Section 13.02)

The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within any particular series.

Trustee’s Duties

Except during the continuance of an event of default or a default, the trustee will be responsible for performing only those duties specifically set forth in the indenture. In the event an event of default or default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (Section 6.01)

If an event of default or default occurs and is continuing with respect to the debt securities of a series, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities of such series, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. (Section 6.03)

Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the indenture and (ii) the trustee will have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer of the trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction. The trustee also may take any other action it deems proper, which is not inconsistent with such direction. (Section 5.11)

The trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the trustee will be protected in withholding such notice so long as a trust committee of responsible officers of the trustee reasonably determines that the withholding of such notice is in the interest of the holders of debt securities of such series. (Section 6.02)

By its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act 1939, as amended (the “Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the remedies available under the indenture for a non-payment of principal and/or interest on the debt securities. (Section 5.01)

Replacement of Debt Securities

If a debt security of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the trustee upon payment by the holder of expenses that the Company and the trustee may incur in connection therewith and the furnishing of evidence and indemnity as the Company and the trustee may require. Mutilated debt securities must be surrendered before new debt securities will be issued (Section 3.06).

Reopenings and Further Issues

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular series of our debt securities without notice to the holders of existing debt securities of such series by selling additional debt securities having the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the indenture, provided that such additional debt securities will be issued with the same CUSIP or other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. However, any new debt securities of this kind may have a different offering price and may begin to bear interest at a different date.

Repurchases

We or our affiliates may at any time purchase debt securities at any price or prices by tender, in the open market, in private transactions or otherwise. Debt securities so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate or interest amounts, the amounts payable at maturity, earlier redemption or repayment, as the case may be, the interest payment dates, or any other related matters for a particular series of debt securities, may be modified as described in the applicable prospectus supplement.

Regarding the Trustee

The Bank of New York Mellon, the trustee under the Indenture, has a designated principal corporate trust office at 240 Greenwich Street, New York, New York 10286, Attention: Corporate Trust Re: Marex Group Limited. The Company maintains banking relationships with the trustee.

Governing Law

The indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12)

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indenture or the debt securities of any series and have appointed Marex Capital Markets Inc., as agent for service of process. (Section 1.15)

BOOK-ENTRY PROCEDURES

General

Unless otherwise indicated in the applicable prospectus supplement with respect to any series of debt securities, upon issuance, the debt securities will be represented by one or more global debt securities (the “Global Security”), which shall be deposited with or on behalf of, The Depository Trust Company (“DTC” or in this section, the “Depositary”) and registered in the name of Cede & Co. (the Depositary’s partnership nominee). Unless and until exchanged in whole or in part for debt securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

A Global Security may represent one or any other number of individual securities. Generally, all securities represented by the same Global Security will have the same terms. The company may, however, issue a Global Security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. The Company calls this kind of Global Security a Master Global Security.

The prospectus supplement with respect to any securities will state whether investors may elect to hold interests in Global Security directly through either DTC (in the United States) or Clearstream Banking, S.A. (“Clearstream Luxembourg”), or Euroclear Bank SA/NV (“Euroclear”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of securities represented by such Global Security for all purposes under the indenture or other governing documents. Except as provided below, the actual owners of securities represented by a Global Security (the “Beneficial Owner”) will not be entitled to have the securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders thereof under the indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under the indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC

The following is based on information furnished by DTC:

DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC facilitates the post-trade settlement among DTC’s participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry changes between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the limited circumstances that may be provided for in the indenture or other governing documents.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or the Company’s agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the indenture trustee, the Company or any agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the Company’s agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to the Company or the Company’s agent. Under such circumstances, in the event that a successor securities depositary is not obtained, security certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.

Clearstream Luxembourg

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriters, dealers and agents. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Dealers or other underwriters, dealers or agents for securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. If and to the extent the applicable prospectus supplement with respect to any securities indicates that investors may elect to hold interests in securities through Clearstream Luxembourg or Euroclear, secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Direct Clearance and Settlement Through Euroclear and Clearstream Luxembourg

Form and Registration/Settlement

From time to time, if so indicated in the applicable prospectus supplement with respect to any series of securities, the Company may register those securities in the name of a nominee of, and deposit with a common depositary for, Euroclear and Clearstream Luxembourg (a “Euroclear/Clearstream Luxembourg Global Security”). Other than as described in the applicable prospectus supplement, a Euroclear/Clearstream Luxembourg Global Security will not be exchangeable for securities in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in Euroclear and Clearstream Luxembourg, will represent your beneficial interests in the Euroclear/Clearstream Luxembourg Global Security. These financial institutions will record the ownership and transfer of your beneficial interests through global accounts. Ownership of beneficial interests in the Euroclear/Clearstream Luxembourg Global Security will be limited to persons who are participants in Euroclear and Clearstream Luxembourg and persons who hold interests through such participants.

Primary Distribution

Distributions will be cleared directly through the facilities of Euroclear and Clearstream Luxembourg, and securities held through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and/or Clearstream Luxembourg participants, as the case may be, on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

Secondary market trading between Euroclear and Clearstream Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using procedures applicable to conventional Eurobonds in registered form.

MATERIAL TAX CONSIDERATIONS

Material Bermuda Tax Considerations

Under Bermuda law, and subject to the below, there is currently no Bermuda income, corporation or profits tax, stamp duty, withholding tax, capital gains tax, capital transfer tax, or estate duty or inheritance tax payable by non-residents of Bermuda in respect of a conveyance, sale, transfer or other disposition of the debt securities or in respect of payments they receive from New Marex with respect to the debt securities of New Marex.

The Corporate Income Tax Act 2023 (the “CIT Act”) imposes a 15% corporate income tax on certain Bermuda-based entities for fiscal years beginning on or after January 1, 2025. The CIT Act applies to any entity incorporated, formed or organized in Bermuda, or that has a permanent establishment in Bermuda, if that entity is a member of an “In Scope MNE Group” (i.e. with respect to a fiscal year beginning on or after January 1, 2025, a group of entities related through ownership and control that has an annual revenue of 750 million euros or more in a fiscal year, pursuant to the consolidated financial statements of the ultimate parent entity, in at least two of the four fiscal years immediately preceding the fiscal year, and such group includes at least one entity located in a jurisdiction that is not the parent entity’s jurisdiction), regardless of any assurance given pursuant to the Exempted Undertakings Tax Protection Act 1966. Accordingly, Bermuda-based investors should consult their own tax advisors regarding possible Bermuda taxes with respect to dispositions of or payments received in respect of the debt securities of New Marex.

New Marex is not required by any current Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make in respect of the debt securities.

Material U.K. Tax Considerations

The comments set out below are based on current United Kingdom tax law in force as applied by the English courts and the current generally published practice of His Majesty’s Revenue & Customs (“HMRC”) (which may not be binding on HMRC), in each case, as at the date of this prospectus, and each of which may change at any time, possibly with retrospective effect. The following is intended as a general and non-exhaustive guide to certain United Kingdom tax considerations in respect of the debt securities for persons who are the absolute beneficial owners of their debt securities and any amounts paid in respect of them. The overview contains a general overview only of the United Kingdom withholding taxation treatment at the date hereof in relation to income payments in respect of the debt securities. The overview also contains general statements about stamp duty and stamp duty reserve tax (“SDRT”). The comments are not exhaustive, and do not deal with other United Kingdom tax aspects of acquiring, holding, disposing of, abandoning, exercising or dealing in debt securities.

United Kingdom withholding tax

Interest payments

Interest will only be subject to a deduction on account of United Kingdom income tax if it has a United Kingdom source in which case it may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20 per cent.) or, from 6 April 2027, at the savings basic rate (being 22 per cent. for the tax year of 6 April 2027 to 5 April 2028) subject to such relief as may be available under the provisions of any applicable double taxation treaty or to any other exemption which may apply.

Interest payable on the debt securities may have a UK source.

Where interest has a United Kingdom source, any payment of interest may nonetheless be made without withholding or deduction for or on account of United Kingdom income tax where any of the following conditions are satisfied:

(a) if the debt securities are and continue to be “quoted Eurobonds” as defined in section 987 of the Income Tax Act 2007. The debt securities will constitute “quoted Eurobonds” if they carry a right to interest and either (i) are and continue to be listed on a recognised stock exchange within the meaning of section 1005 of the Income Tax Act 2007 or (ii) are and continue to be admitted to trading on a multilateral trading facility operated by a regulated recognised stock exchange within the meaning of Section 987 of the Income Tax Act 2007. In relation to (i), debt securities admitted to trading on a recognised stock exchange outside the United Kingdom will be treated as “listed” on a recognised stock exchange if (and only if) they are admitted to trading on that exchange and they are officially listed in accordance with provisions corresponding to those generally applicable in European Economic Area states. In relation to (ii), the Vienna MTF is a multilateral trading facility operated by a regulated recognised stock exchange (the Vienna Stock Exchange) for these purposes; or

(b) if the relevant interest is paid on debt securities with a maturity date of less than one year from the date of issue and which are not issued under arrangements the intention or effect of which is to render such debt securities part of a borrowing with a total term of a year or more.

Any premium element of the redemption amount of any debt securities redeemable at a premium may constitute a payment of interest for United Kingdom tax purposes and hence be subject to the withholding tax provisions discussed above.

Where an amount paid on debt securities does not constitute (or is not treated as) interest for United Kingdom tax purposes and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the applicable prospectus supplement of the debt securities). In such a case, the payment would be subject to United Kingdom withholding tax at the basic rate (currently 20 per cent.) or, from 6 April 2027, at the savings basic rate (being 22 per cent. for the tax year of 6 April 2027 to 5 April 2028), subject to such relief as may be available.

The references to “interest” and “principal” above mean “interest” and “principal” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation.

United Kingdom Stamp Duty and Stamp Duty Reserve Tax

Issue

No UK stamp duty or SDRT should be payable on the issue of debt securities, including into a clearance service.

Transfer of Securities

SDRT

SDRT is charged on agreements to transfer “chargeable securities” as defined in section 99 of the Finance Act 1986. Securities issued or raised by a body corporate not incorporated in the United Kingdom are excluded from the definition of chargeable securities provided that, among other things, they are not registered in a register kept in the United Kingdom by or on behalf of the issuing body corporate. The Company is incorporated in Bermuda (and not in the United Kingdom) and the register in respect of the debt securities is expected to be maintained by The Bank of New York Mellon outside the United Kingdom. In addition, debt securities that constitute exempt loan capital (as described below under “Stamp duty”) are also excluded from the definition of chargeable securities. The debt securities are not expected, therefore, to constitute chargeable securities for the purposes of SDRT, and no SDRT (whether at the rate of 0.5% or 1.5%) is expected to arise on any agreement to transfer the debt securities, including transfers through or into a clearance service or depositary receipt arrangement.

In addition, even if a particular series of the debt securities were to constitute chargeable securities, transfers of interests in debt securities held within a clearance service (such as DTC, Euroclear or Clearstream, Luxembourg) should not attract SDRT provided that no election under section 97A of the Finance Act 1986 has been made by the relevant clearance service. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes, and we are not aware of any section 97A election having been made by DTC. The clearing systems operated by Euroclear and Clearstream, Luxembourg also constitute clearance services for these purposes.

Stamp duty

Stamp duty operates on a different basis from SDRT and may arise on an instrument of transfer of the debt securities, irrespective of whether the debt securities constitute chargeable securities for SDRT purposes.

However, no stamp duty should be payable on the transfer of debt securities which constitute “exempt loan capital” within the meaning of section 79 of the Finance Act 1986. The debt securities will constitute exempt loan capital if they constitute “loan capital” (as defined in section 78 of the Finance Act 1986) and do not carry (and in the case of (b)–(d) below have never carried) any one or more of the following four rights:

(a) a right for the holder to opt for conversion into, or to acquire, shares or other securities, including loan capital of the same description;

(b) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(c) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(d) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the London Stock Exchange.

Where a particular series of debt securities constitutes exempt loan capital, no stamp duty should arise on the transfer of such debt securities in any circumstances.

Where a particular series of debt securities does not constitute exempt loan capital, the stamp duty treatment will depend on the nature of the transfer:

•

Transfers within a clearance service. Transfers of interests in debt securities held within a clearance service (such as DTC, Euroclear or Clearstream, Luxembourg) are typically effected by book-entry without any written instrument of transfer. In such circumstances, no stamp duty should arise, as stamp duty is charged only on instruments of transfer.

•

Transfers outside a clearance service. Stamp duty at normally 0.5 per cent. of the consideration may arise on any instrument effecting a transfer of debt securities that does not comprise exempt loan capital.

•

Transfers into a clearance service or depositary receipt arrangement. Stamp duty at a higher rate of 1.5 per cent. may arise where debt securities that do not constitute exempt loan capital are transferred to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services or the issue of depositary receipts, and the transfer is effected by a written instrument. This higher rate charge should not, however, apply where the relevant instrument is an “exempt capital-raising instrument” or an “exempt listing instrument” for the purposes of Finance Act 1986, as amended by Finance Act 2024. No stamp duty should arise on the issuance of debt securities to a clearance service or depositary receipt issuer.

Reform

The UK government is currently undertaking a comprehensive reform of the UK’s stamp taxes on shares and securities regime. Following consultations in 2023 and 2025, the government has proposed replacing the existing system, comprising stamp duty and SDRT, with a single tax on transfers of securities, now referred to as the “Securities Transfer Charge” (“STC”). The government is aiming to introduce the new tax, its legislative framework and the related digital service in 2027, although the detailed legislation has not yet been finalised.

Based on the proposals published to date, the STC is not anticipated to materially affect the application of stamp duty and SDRT to debt securities as set out above. In particular:

(i)	The issue of debt securities will be outside the scope of STC, which is proposed to apply to transfers of securities.

(ii)

The proposed tax base is expected to focus on non-government equity in UK companies, including stock and bonds with equity-like features. The government has also indicated that it may use the existing SDRT geographical scope when legislating. On that basis, since the Company is incorporated in Bermuda and the register in respect of the debt securities is expected to be maintained outside the United Kingdom, the debt securities are not expected to fall within the scope of the new tax. In any event, debt securities that constitute exempt loan capital under the current regime are expected either to fall outside the scope of the new tax or to remain exempt from it.

(iii)

The current 1.5 per cent. stamp duty charge on transfer into clearance services and depositary receipt arrangements is expected to continue to be relevant, unless the debt securities constitute exempt loan capital or the relevant instrument is an exempt capital-raising instrument or an exempt listing instrument for the purposes of the Finance Act 1986, as amended by the Finance Act 2024.

The UK government intends to publish draft legislation and further guidance relating to the above proposals in due course. In addition, provisions in the Finance Act 2026 empower HM Treasury to make regulations to enable or facilitate HMRC to test new digital service procedures for the STC. To date, no such regulations have been laid down. Holders of debt securities are advised to monitor updates in this area and obtain professional advice as appropriate.

Material U.S. Federal Income Tax Considerations

The following summary describes certain United States federal income tax considerations generally applicable to U.S. Holders (as defined below) of the debt securities. This summary deals only with debt securities purchased at initial issuance that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary also does not address the tax consequences that may be relevant to holders in special tax situations including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own the debt securities as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum taxes, holders subject to special tax accounting rules under Section 451(b) of the Code, holders that purchase or sell the debt securities as part of a wash sale for U.S. federal income tax purposes, holders which are entities or arrangements treated as partnerships for U.S. federal income tax purposes or holders that actually or constructively through attribution own 10% or more of the total voting power or value of our outstanding equity.

This summary is based upon the Internal Revenue Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling will be requested from the Internal Revenue Service (the “IRS”), regarding the tax consequences described herein, and there can be no assurance that the IRS will agree with the discussion set out below. This summary addresses only U.S. federal income tax consequences of the ownership of debt securities, and does not address consequences arising under U.S. state, local, non-US tax laws, or the U.S. federal estate and gift taxes. In addition, it also does not address the Medicare contribution tax on net investment income. In addition, this summary does not address the U.S. federal income tax considerations relevant to U.S. Holders of debt securities (i) pursuant to the terms of which such holder may receive less than the full principal amount, (ii) that are convertible into shares, securities, or commodities, or (iii) that are indexed debt securities or otherwise provide for contingent payments. The U.S. federal income tax considerations of debt securities with one or a combination of these features will be set forth in the applicable prospectus supplement.

The following disclosure assumes that the debt securities will not be effectively connected with, and no interest on the debt securities will be paid by, any U.S. trade or business we may have, as determined for U.S. federal income tax purposes.

As used herein, the term “U.S. Holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or therein or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in Internal Revenue Code Section 7701(a)(30).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes acquires the debt securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership considering an investment in the debt securities should consult their tax advisors regarding the U.S. federal income tax consequences of acquiring, owning, and disposing of the debt securities.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE INVESTORS SHOULD CONSULT

THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE DEBT SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

U.S. Tax Characterization

The characterization of debt securities for U.S. federal income tax purposes will depend on the particular terms of those debt securities, and may not be entirely clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness for U.S. federal income tax purposes. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular debt security for such purposes.

Payments of Interest

You will be required to include payments of qualified stated interest (as defined below under “— Original Issue Discount”), but excluding pre-issuance accrued interest, on a debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of debt securities denominated in a currency other than U.S. dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars at that time.

If you use the accrual method of accounting, you generally must accrue interest income on such debt security in the relevant foreign currency and translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the applicable taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income, regardless of whether you actually convert the payment into U.S. dollars.

Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the debt securities.

Interest paid by the Company on a debt security and original issue discount, if any, accrued with respect to the debt security (as described below under “— Original Issue Discount”) is generally income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a U.S. Holder. Under the foreign tax credit rules, interest and original issue discount will generally be “passive” income for purposes of computing the foreign tax credit.

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Purchase, Sale, Exchange or Retirement

Your basis in a debt security for U.S. federal income tax purposes generally will equal the U.S. dollar cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and market discount and reduced by any amortized premium, to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security, and any payments other than qualified stated interest. In the case of a debt security denominated in a foreign currency, the cost of such debt security will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a debt security that is denominated in a foreign currency and traded on an established securities market, if you use the cash basis of accounting (or use an accrual basis of accounting and have made a special election), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium denominated in a foreign currency will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a debt security generally will not in itself result in taxable gain or loss to you.

Upon the sale, exchange or retirement of a debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued but unpaid interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a debt security, the amount realized generally will be the U.S. dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement for U.S. federal income tax purposes. In the case of a debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the U.S. dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement. If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date.

If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Original Issue Discount

If you own debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. As described in greater detail below, if you own such debt securities, you generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the “de minimis original issue discount”), the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, the Company will refer to debt securities bearing original issue discount as “discount debt securities.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or, subject to certain conditions, based on certain indices with certain exceptions for lower rates paid during some periods.

Generally, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis original issue discount. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election to treat all interest as original issue discount, as described below. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to the amount of the principal payment made, divided by the stated principal amount of the debt security.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)

multiplying the adjusted issue price (as defined below) of the debt security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period); and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the annual yield to maturity (as defined below) and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “yield to maturity” of a debt security is the discount rate that causes the present value on the issue date of all payments on the debt security to equal the issue price of the debt security. As a result of this “constant yield” method of including original issue discount in income, the amounts you will be required to include in income in respect of a discount security denominated in U.S. dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period is equal to the difference between the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and your debt security’s adjusted issue price as of the beginning of the final accrual period.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for such debt security). If you make this election for your debt security, then, when you apply the constant-yield method; the issue price of your debt security will equal your cost, the issue date of your debt security will be the date you acquired it, and no payments on your debt security will be treated as payments of qualified stated interest. For a debt security purchased at a premium or bearing market discount, if you make such election you will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis. You may not revoke any election to apply the constant yield method to all interest on a debt security or the deemed elections with respect to amortized premium or market discount debt securities without the consent of the IRS.

In the case of a discount security denominated in a foreign currency, you should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)

translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “— Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual). See “— Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security or you are an initial holder that purchased the discount security at a price other than the discount security’s issue price, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Short-Term Debt Securities

In general, if you are an individual or other cash basis U.S. Holder of a short-term debt security (“Short-Term Debt Security”), you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on Short-Term Debt Securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your Short-Term Debt Security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your Short-Term Debt Securities, you will be required to defer deductions for interest on borrowings allocable to your Short-Term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your Short-Term Debt Security, including stated interest, in your Short-Term Debt Security’s stated redemption price at maturity.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest (“Pre-Issuance Accrued Interest”) if (i) a portion of the initial purchase price of your debt security is attributable to Pre-Issuance Accrued Interest; (ii) the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and (iii) the payment will equal or exceed the amount of Pre-Issuance Accrued Interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded Pre-Issuance Accrued Interest and not as an amount payable on your debt security.

Debt securities Subject to Contingencies Including Optional Premium

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then (i) in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and (ii) in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Variable Rate Debt securities

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments, as will be described in more detail in an applicable prospectus supplement.

A floating rate debt security is treated as a variable rate debt instrument if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or 15 percent of the total noncontingent principal payments; (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A floating rate debt security will have a variable rate that is a qualified floating rate if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or (ii) the rate is equal to such a rate either multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If a floating rate debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

A floating rate debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

A floating rate debt security will have a variable rate that is a single objective rate if the rate is not a qualified floating rate, and the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

A floating rate debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term.

An objective rate as described above is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

A floating rate debt security will also have a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if a variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on the debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for the debt security.

If a variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on the debt security by (i) determining a fixed rate substitute for each variable rate provided under your variable rate debt security; (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above; (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and (iv) adjusting for actual variable rates during the applicable accrual period.

A determination of the fixed rate substitute for each variable rate provided under the variable rate debt security, generally uses the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the debt security.

If a variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, a variable rate debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Premium and Market Discount

If you purchase your debt security at a cost greater than its remaining redemption amount (as defined under “— Original Issue Discount,” above) you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period. Discount debt securities purchased at a premium will not be subject to the original issue discount rules described above.

If the amortized premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortized premium allocable and carried forward to the accrual period in which your debt security is sold, exchanged or retired exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

In the case of premium in respect of a debt security denominated in a foreign currency, you should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize such premium and you hold your debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase your debt security at a price that is lower than its remaining redemption amount, or in the case of a discount security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, such debt security will be considered to have “market discount” in your hands. In such case, gain you realize on the disposition of your debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held it. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry your debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a debt security denominated in a foreign currency in such foreign currency. The amount includible in income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of your debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of your debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Reportable Transactions

A U.S. taxpayer that participates in a reportable transaction is required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. Under the relevant rules, you may be required to treat a foreign currency exchange loss from your investment in the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations (US$50,000 in a single taxable year, if you are an individual or trust, or higher amounts for other non-individual U.S. Holders), and to disclose your investment by filing Form 8886 with the IRS. U.S. Holders that fail to report the required information could be subject to substantial penalties. You are encouraged to consult your tax adviser regarding the application of these rules.

Information Reporting and Backup Withholding

Interest and proceeds from the sale, exchange or retirement of debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is (i) a corporation (other than an S corporation) or other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Financial Asset Reporting

Certain U.S. Holders that own specified foreign financial assets with an aggregate value in excess of US$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. The debt securities may be subject to these rules. You are encouraged to consult with your own tax adviser regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Foreign Account Tax Compliance Act

Pursuant to sections 1471 through 1474 of the Code, related Treasury regulations and related intergovernmental agreements (collectively, “FATCA”), a 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). It is also possible that “foreign passthru payments,” as defined under FATCA, on the debt securities may be subject to a withholding tax of 30%. However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final Treasury regulations defining the term “foreign passthru payment” are enacted. Additionally, with respect to debt securities that are treated as debt for U.S. federal income tax purposes and are issued prior to and not materially modified on or after the applicable “grandfathering date,” payments on such debt securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final Treasury regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register. The Company will not pay additional amounts on account of any withholding tax imposed by FATCA.

FATCA is particularly complex. You should consult your own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, unless otherwise provided in the applicable prospectus supplement, the debt securities described in this prospectus may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an entity or account whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or account of the foregoing (each, a “Benefit Plan Investor”), as well as by “employee benefit plans” as defined in Section 3(3) of the ERISA, that are not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, that are not subject to Section 4975 of the Code and entities and accounts whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or account (collectively, with Benefit Plan Investors, referred to as “Plans”).

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”).

The acquisition, holding or disposition of the debt securities by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if certain transaction parties (including the Company and any underwriter, dealer or agent selling the debt securities) or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of the debt securities by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such debt securities and the relationship of the party in interest or disqualified person to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, as amended, regarding transactions effected by “in-house asset managers;” PTCE 95-60, as amended, regarding investments by insurance company general accounts; PTCE 91-38, as amended, regarding investments by bank collective investment funds; PTCE 90-1, as amended, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the debt securities, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a debt security (or interest therein), each purchaser and transferee (and its fiduciary, as applicable) is deemed to represent and warrant that either (i) it is not acquiring and will not hold the debt security (or interest therein) with the assets of a Benefit Plan Investor or a Plan that is subject to Similar Law; or (ii) the acquisition, holding and disposition of the debt security (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any Similar Law.

The sale of the debt securities (or any interest therein) to a Plan is not a representation by the Company, any underwriter, dealer or agent selling the debt securities or any other party involved in the offering of the debt securities that such an investment by the Plan meets all relevant legal requirements relating to investments by Plans generally or by any particular Plan or that such an investment by the Plan is appropriate for Plans generally or for any particular Plan.

A Plan fiduciary considering the acquisition of the debt securities should consult its legal advisors regarding the matters discussed above and other applicable legal requirements, including, without limitation, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

Initial Offering and Sale

We may sell the debt securities in their initial offering in any of four ways: (i) through underwriters or dealers for resale; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of any of these methods of sale. The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices. Any underwriters, dealers and agents may include Marex Capital Markets Inc., an affiliate of Marex Group Limited, for offers and sales in the United States, and other affiliates for offers and sales outside of the United States, as described below. The applicable prospectus supplement will set forth the terms of the debt securities being offered, including the name or names of any underwriters, dealers or agents, the purchase price of the debt securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the debt securities are sold through underwriters, the applicable prospectus supplement will describe the nature of the obligation of the underwriters to take and pay for the debt securities. The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of debt securities will be named in the applicable prospectus supplement, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered is named, and any commissions payable by us to such agent are set forth, in the applicable prospectus supplement.

Underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled under agreements that may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof.

In order to facilitate the offering of the debt securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the debt securities for their own account. In addition, to cover overallotments or to stabilize the price of the debt securities, the underwriters may bid for, and purchase, the debt securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Each series of debt securities will be a new issue of securities and will not have an established trading market prior to its original issue date. Any underwriters to whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange or admitted for trading in an automated quotation system. No assurance can be given as to the liquidity or trading market for any of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, payment of the purchase price for the debt securities will be required to be made in immediately available funds on the date of settlement.

Conflict of Interest

Marex Capital Markets Inc., a U.S. broker-dealer subsidiary and an affiliate of Marex Group Limited, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the debt securities. Accordingly, offerings of the debt securities in which Marex Capital Markets Inc. participates will conform to the requirements of FINRA Rule 5121 addressing conflicts of interest. In accordance with FINRA Rule 5121, in such offerings Marex Capital Markets Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior written approval of the customer.

The underwriters, dealers, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Market-Making Resales by Affiliates

This prospectus together with the applicable prospectus supplement and your confirmation of sale may also be used by Marex Capital Markets Inc. in connection with offers and sales of the debt securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, Marex Capital Markets Inc. may resell a debt security it acquires from other holders after the original offering and sale of the debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Marex Capital Markets Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Marex Capital Markets Inc. acts as principal, or as agent for both counterparties in a transaction in which Marex Capital Markets Inc. does not act as principal. Marex Capital Markets Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Marex Group Limited may also engage in transactions of this kind and may use this prospectus for this purpose. Neither Marex Capital Markets Inc. nor any other affiliate of Marex Group Limited has an obligation to make a market in any of the debt securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

The debt securities to be sold in market-making transactions include debt securities to be issued after the date of this prospectus, as well as debt securities that have previously been issued.

Marex Group Limited does not expect to receive any proceeds from market-making transactions. Marex Group Limited does not expect that Marex Capital Markets Inc or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Marex Group Limited.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Marex Group Limited or an agent informs you in your confirmation of sale that your debt security is being purchased in its original offering and sale, you may assume that you are purchasing your debt security in a market-making transaction.

Selling Restrictions

European Economic Area

Where the applicable prospectus supplement does not include a section entitled “Prohibition of sales to EEA retail investors,” then in relation to each Member State of the EEA (each, a “Relevant State”) each underwriter, dealer or agent in connection with an offering of debt securities will represent and agree that it has not made and will not make an offer of debt securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto to the public in that Relevant State except that it may make an offer of such debt securities to the public in that Relevant State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by us for any such offer; or

(c)	at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of debt securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of debt securities to the public” in relation to any debt securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” then each underwriter, dealer or agent will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any debt securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of debt securities will represent and agree that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity

(within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any debt securities in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any debt securities in, from or otherwise involving the UK.

Where the applicable prospectus supplement does not include a section entitled “Prohibition of sales to UK retail investors”, then each underwriter, dealer or agent in connection with an offering of debt securities will represent and agree that it has not made and will not make an offer of debt securities which are the subject of this prospectus as completed by the applicable prospectus supplement in relation thereto to the public in the UK except that it may make an offer of such debt securities to the public in the UK:

(a)	at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

(b)

at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the UK subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by us for any such offer; or

(c)	at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” each underwriter, dealer or agent will represent and agree that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any debt securities which are the subject of the applicable prospectus supplement to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook of the UK Financial Conduct Authority (the “DISC”) for offering, selling or distributing the Notes or otherwise making such Notes available to retail investors in the UK has been prepared and, therefore, offering, selling or distributing the Notes or otherwise making such Notes available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Canada

Each underwriter, dealer or agent has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the debt securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, such debt securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus, any applicable prospectus supplement or the merits of any such debt securities and any representation to the contrary is an offence.

Each underwriter, dealer or agent has represented, warranted and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any debt securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a)

any offer, sale or distribution of such debt securities in Canada will be made only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold such debt securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b)

it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver such debt securities, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and delivery and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)

it has not and will not distribute or deliver any offering memorandum (as such term is defined under applicable Canadian securities laws) or any other offering material in connection with any offering or sale of such debt securities in or to a resident of Canada, except in compliance with applicable Canadian securities laws.

Hong Kong

In relation to an offering of debt securities contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, each underwriter, dealer or agent will represent and agree that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any debt securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the debt securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to debt securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

In relation to an offering of debt securities contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, each underwriter, dealer or agent will acknowledge that this prospectus and the applicable prospectus supplement have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, dealer or agent will represent, warrant and agree that it has not offered or sold any debt securities which are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto or caused the debt securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any debt securities or cause the debt securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus and the applicable prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debt securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The debt securities that are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the debt securities, nor any interest thereon, may be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Switzerland

The debt securities that are the subject of the offering contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and its implementing ordinance, the Swiss Federal Financial Services Ordinance (“FinSO”). No application has or will be made to admit the debt securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the debt securities constitutes a prospectus pursuant to FinSA.

Consequently, this prospectus and any other offering or marketing material relating to the debt securities may only be publicly distributed or otherwise made publicly available in Switzerland:

(a)

if such offer is strictly limited to investors that qualify as professional clients according to Article 4 para. 3 FinSA and Article 5 para. 1 FinSO. Accordingly, the debt securities may only be distributed or offered, and the prospectus or any other marketing material relating to the debt securities may be made available to professional clients in Switzerland; in this case, the offering of the debt securities in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA; or

(b)

if such offer constitutes an exempt offer pursuant to specific provisions regarding exempt offers pursuant to Article 36 FinSA which (a) is addressed to less than 500 investors, (b) is only addressed to investors that purchase financial instruments in an amount of at least CHF 100,000 (or equivalent in other currencies), (c) has a minimum denomination of CHF 100,000 (or equivalent in other currencies), or (d) does not exceed the value of CHF 8 million (or equivalent in other currencies) calculated over a period of 12 months; in this case, the offering of the debt securities in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA.

Debt securities that constitute debt instruments with a “derivative character” may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document according to the FinSA or any equivalent document under the FinSA is prepared.

Dubai International Financial Centre

In relation to an offering of debt securities contemplated by this prospectus as completed by the applicable prospectus supplement in relation thereto, each underwriter, dealer or agent will represent and agree that it will not offer such debt securities to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT Module) of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

The EEA, UK, Canada, Hong Kong, Singapore, Japan, Switzerland and Dubai International Financial Centre selling restrictions are in addition to any other selling restrictions set out in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of Bermuda. In addition, certain of our directors and officers reside outside of the United States, and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be more difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws than if we, our directors and officers and/or the assets of our non-U.S. subsidiaries were located in the United States.

We have been advised by ASW Law Limited, Bermuda counsel to the Company, that there is currently no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against the Company (or its directors and officers, if applicable) depends on an application of Bermuda’s common law rules relating to the enforcement of foreign judgments. By way of summary only, Bermuda’s common law provides that (outside the bankruptcy context) a U.S. judgment (being a final and conclusive judgment for a debt or a definite sum of money not being in respect of taxes, multiple damages or a fine or other penalty) will be enforceable in Bermuda by an action for the amount of the judgment unless the Bermuda court considers that (1) the U.S. court that entered the judgment is not recognized by the Bermuda court as having had jurisdiction over the Company (or its directors and officers, if applicable), as determined by reference to Bermuda’s conflict of law rules; (2) the judgment was obtained by fraud; (3) the enforcement of the judgment would be contrary to Bermuda public policy; (4) the proceedings in which the judgment was obtained were contrary to natural justice or (5) the judgment is based on an error of Bermuda law.

In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. judgment that is based on a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. A foreign judgment based on a foreign public, revenue or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the foreign state in its sovereign character or by virtue of sovereign authority, may not be recognized and enforced by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including awards of multiple damages and certain remedies under U.S. federal securities laws, are not available under Bermuda law or enforceable in a Bermuda court, if they are penal in nature or if enforcement would be contrary to Bermuda public policy. Further, it may not be possible to pursue direct claims in Bermuda against the Company or its directors and officers for alleged violations of U.S. federal securities laws because U.S. federal securities laws are unlikely to have extraterritorial effect and do not have the force of law in Bermuda. A Bermuda court may, however, impose civil liability on the Company or its directors and officers if the facts alleged and proved in the Bermuda proceedings constitute or give rise to a cause of action under the applicable governing law, not being a foreign public, penal or revenue law.

No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

LEGAL MATTERS

The validity of the debt securities will be passed upon for us by ASW Law Limited, Hamilton, Bermuda as to matters of Bermuda law and the legality of the debt securities will be passed upon for us by Mayer Brown LLP, New York, New York as to matters of New York law. Certain U.S. federal income tax matters will be passed upon for us by Mayer Brown LLP, New York, New York. Certain matters of United Kingdom tax law will be passed upon for us by Mayer Brown International LLP.

EXPERTS

The consolidated financial statements of Marex Group plc as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of Marex Group plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of Marex Group plc’s internal control over financial reporting. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the debt securities registered under the registration statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of debt securities under the shelf will be provided in the applicable prospectus supplement.

Expenses	Amount
Registration statement filing fee	$		*
Printing expenses		$45,000
Legal fees and expenses		$300,000
Accounting fees and expenses		$100,000
Trustee fees and expenses		$60,000
Rating agency fees and expenses		$500,000
Miscellaneous costs		$200,000

Total		$1,205,000

*	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

Marex Group Limited

Senior Debt Securities

PROSPECTUS

July 6, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The following is only a general summary of certain aspects of Bermuda law and the Registrant’s bye-laws (the “Bye-Laws”) that are related to the indemnification of directors and officers, and it does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) and the Bye-Laws.

The Companies Act provides generally that a Bermuda company may exempt or indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Provisions in the Bye-Laws provide that New Marex shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Bye-Laws provide that New Marex shareholders waive any claim or right of action that they have, both individually and on New Marex’s behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits New Marex to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Bye-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

New Marex expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (2) to New Marex with respect to indemnification payments that it may make to such directors and officers.

New Marex intends to enter into indemnification agreements with its directors. These agreements will require New Marex to indemnify these individuals to the fullest extent permitted under Bermuda law against liabilities that may arise by reason of their service to New Marex, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Any underwriting agreement, distribution agreement or agency agreement that the Company will enter into in connection with offerings of securities being registered hereby will provide that the underwriters, dealer or agents will agree to indemnify, under certain conditions, us and persons who control our company within the meaning of the Securities Act, against certain liabilities, but only to the extent that such liabilities are caused by information relating to the underwriters, dealers or agents furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our executive officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

Exhibit No.	Description

1.1*	Amended and Restated Distribution Agreement dated as of July 6, 2026 between Marex Group Limited and Marex Capital Markets Inc.

3.1*	Memorandum of Association of Marex Group Limited

3.2	Amended and Restated Bye-Laws of Marex Group Limited, adopted on July 1, 2026 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the SEC on July 1, 2026)

4.1	Senior Indenture dated as of August 4, 2025 between Marex Group Limited (as successor to Marex Group plc) and The Bank of New York Mellon as trustee (incorporated by reference to Exhibit 4.1 to Marex Group plc’s registration statement on Form F-3 (File No. 333-289203) filed with the SEC on August 4, 2025)

4.2*	First Supplemental Indenture dated as of July 6, 2026, by and among Marex UK Holdings Limited (formerly known as Marex Group plc), Marex Group Limited and The Bank of New York Mellon as trustee.

4.3*	Form of Master Global Security (included in Exhibit 4.2)

5.1*	Opinion of ASW Law Limited, special Bermuda counsel to the Registrant, as to the validity of the debt securities under Bermuda law

5.2*	Opinion of Mayer Brown LLP, special U.S. counsel to the Registrant, as to the legality of the debt securities under New York law

8.1*	Opinion of Mayer Brown International LLP as to certain matters under United Kingdom taxation

8.2*	Opinion of Mayer Brown LLP as to certain matters under United States federal income taxation

23.1*	Consent of Deloitte LLP, an independent registered public accounting firm

23.2*	Consent of ASW Law Limited (included in Exhibit 5.1)

23.3*	Consent of Mayer Brown LLP (included in Exhibit 5.2)

23.4*	Consent of Mayer Brown International LLP (included in Exhibit 8.1)

23.5*	Consent of Mayer Brown LLP (included in Exhibit 8.2)

24.1*	Power of Attorney (included in signature page to Registration Statement)

25.1*	Statement of Eligibility of The Bank of New York Mellon as Trustee on Form T-1 for the Senior Indenture dated as of August 4, 2025.

107*	Calculation of Filing Fee Table

*	Filed herewith.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(6) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(7) For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned Registrant hereby further undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom on July 6, 2026.

Marex Group Limited

By:	/s/ Ian Lowitt
Name: Ian Lowitt
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ian Lowitt and Robert Irvin as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on July 6, 2026 in the capacities indicated:

Name	Title

/s/ Ian Lowitt	Chief Executive Officer and Director (principal executive officer)
Ian Lowitt

/s/ Robert Irvin	Chief Financial Officer and Director (principal financial officer and principal accounting officer)
Robert Irvin

/s/ Robert Pickering	Chair of the Board of Directors
Robert Pickering

/s/ Georges Assi	Director
Georges Assi

/s/ Konstantin Graf von Schweinitz	Director
Konstantin Graf von Schweinitz

/s/ Sarah Ing	Director
Sarah Ing

/s/ Linda Myers	Director
Linda Myers

/s/ John W. Pietrowicz	Director
John W. Pietrowicz

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Marex Group Limited has signed this Post-Effective Amendment No. 1 to the Registration Statement on July 6, 2026.

Marex Capital Markets, Inc.

By:	/s/ Vicki Andreadis
	Name:	Vicki Andreadis
	Title:	General Counsel - Americas